UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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HealthEquity, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HealthEquity, Inc. 15 W. Scenic Pointe Dr., Ste. 100 Draper, UT 84020
Notice of Annual Meeting
of Stockholders
To Be Held at 10:00 a.m. Mountain Time on Thursday, June 26, 2025
Dear Stockholder:
You are cordially invited to attend the 2025 annual meeting of stockholders (the “Annual Meeting”) of HealthEquity, Inc., a Delaware corporation (“we,” “us,” “HealthEquity” or the “Company”). The Annual Meeting will be held on Thursday, June 26, 2025, at 10:00 a.m. Mountain Time, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect nine directors to serve until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified
2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2026
3.	To approve, on a non-binding, advisory basis, the fiscal 2025 compensation paid to the Company’s named executive officers, as described in the accompanying proxy statement
4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof
Our board of directors has fixed the close of business on May 7, 2025, as the record date for the Annual Meeting. Only stockholders of record on May 7, 2025, are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
On or about May 13, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the Internet address listed on the Notice.
We will be holding the Annual Meeting solely in a virtual meeting format. To attend the Annual Meeting, please visit: www.virtualshareholdermeeting.com/HQY2025. As always, we encourage you to vote your shares prior to the Annual Meeting.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions.
Thank you for your continued support of HealthEquity.
By order of the Board of Directors,
Robert Selander
Chairman of the Board of Directors
Draper, Utah
May 13, 2025

HealthEquity, Inc.
Proxy Statement for 2025 Annual Meeting of Stockholders
To Be Held at 10:00 a.m. Mountain Time on Thursday, June 26, 2025
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at our 2025 annual meeting of stockholders (the “Annual Meeting”), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on Thursday, June 26, 2025, at 10:00 a.m. Mountain Time. We will be holding the Annual Meeting solely in a virtual meeting format. To attend the Annual Meeting, please visit: www.virtualshareholdermeeting.com/HQY2025.
The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about May 13, 2025, to all stockholders entitled to receive notice of and to vote at the Annual Meeting.
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS
Draper, Utah
May 13, 2025

Proxy Statement Summary
Annual Meeting Information
•Date and Time: Thursday, June 26, 2025 at 10:00 a.m. Mountain Time
•Location: Virtual. To attend the Annual Meeting, please visit www.virtualshareholdermeeting.com/HQY2025.
•Record Date: May 7, 2025
Proposals
This proxy statement summary highlights information regarding HealthEquity and certain information included elsewhere in this proxy statement. You should read the entire proxy statement before voting. You should also review our annual report to stockholders for detailed information regarding our financial and operating performance in the fiscal year ended January 31, 2025, including the audited financial statements and related notes included in the report.

Proposal		Page Number	Board Recommendation	Vote Required to Adopt Proposal

1.	Election of nine directors	7	FOR	A majority of the votes cast by the holders of shares of the Company’s common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon

2.	Ratification of appointment of independent registered public accounting firm	24	FOR	The vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon

3.	Non-binding advisory vote on fiscal 2025 compensation paid to our named executive officers	27	FOR	The vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon

Fiscal Year 2025 Business Highlights
During the fiscal year ended January 31, 2025, we continued to execute on our core financial and business objectives. Our key financial and operational results were as follows:
•Overall revenue of $1,199.8 million, representing an increase of 20% from the fiscal year ended January 31, 2024
•Net income of $96.7 million, compared to $55.7 million in the fiscal year ended January 31, 2024, representing an increase of 74%
•Net income per diluted share of $1.09, compared to $0.64 for the fiscal year ended January 31, 2024, representing an increase of 70%
•Adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”)(1) of $471.8 million, representing an increase of 28% from the fiscal year ended January 31, 2024
•9.9 million health savings accounts (“HSAs”) at the end of the fiscal year ended January 31, 2025, representing an increase of 14% compared to the fiscal year ended January 31, 2024
•New HSAs from sales of 1,040,000
•17.0 million Total Accounts, including both HSAs and complementary CDBs, an increase of 9% compared to the fiscal year ended January 31, 2024
(1)    Adjusted EBITDA is not a generally accepted accounting principles (“GAAP”) financial measure. The definition of this non-GAAP financial measure, and a reconciliation to the most comparable GAAP measure, is included in Exhibit A to this proxy statement.

HealthEquity, Inc. 2025 Proxy Statement	1

Proxy Statement Summary
•HSA Assets of $32.1 billion as of January 31, 2025, representing an increase of 27% from the fiscal year ended January 31, 2024
•Appointed Scott Cutler as President and Chief Executive Officer
•The Company acquired the BenefitWallet HSA portfolio
•The Company repurchased 1.4 million shares of its common stock for $122.2 million
Director Nominee Highlights
The following table sets forth the names, ages as of May 13, 2025, and certain other information for each of the director nominees, each of whom are current directors with terms expiring at the Annual Meeting:

Name	Age	Director Since	Independent	Audit Committee Financial Expert	Committee Membership	Other Public Company Boards

Robert Selander, Chairman	74	2015			•NGCSC •TCCC	0
Scott Cutler	55	2025				1
Stephen Neeleman, M.D.	57	2002				0
Adrian Dillon	71	2016			•ARC* •CTC	0
Evelyn Dilsaver	70	2014			•TCCC •NGCSC*	3
Debra McCowan	53	2018			•NGCSC •TCCC*	0
Rajesh Natarajan	55	2022			•ARC •CTC	1
Stuart Parker	63	2020			•ARC •CTC	1
Gayle Wellborn	65	2017			•CTC* •NGCSC	0
*    Chair

2	HealthEquity, Inc. 2025 Proxy Statement

Proxy Statement Summary
Board Demographics, Skills and Competencies
Our director nominees have a wide range of competencies, professional experiences, and backgrounds, and contribute unique viewpoints and perspectives to our board of directors.
Director Nominee Demographics
The following charts show the demographics of our director nominees as of May 13, 2025:

Tenure	Age	Gender

HealthEquity, Inc. 2025 Proxy Statement	3

Proxy Statement Summary
Director Nominee Skills and Competencies
Below are the skills and competencies that our nominating, governance and corporate sustainability committee and our board of directors consider important for our directors to possess considering our current business and future market opportunities, and the director nominees who have self-identified as possessing them:

Skills and Competencies Matrix
	Robert Selander	Scott Cutler	Stephen Neeleman, M.D.	Adrian Dillon	Evelyn Dilsaver	Debra McCowan	Rajesh Natarajan	Stuart Parker	Gayle Wellborn

Current or Former CEO
Current or Former Public Company CFO
Healthcare Payer or Provider Experience
Financial Services Experience
Digital Experience
Risk Experience
Regulatory or Policy Experience
Technology Experience
Human Resources Experience
Capital Markets Experience
M&A Experience —Valuation, Deals & Integration
Business Process Redesign

4	HealthEquity, Inc. 2025 Proxy Statement

Proxy Statement Summary
Questions and Answers about the 2025 Annual Meeting
Please see “Questions and Answers about the Annual Meeting” beginning on page 70 for important information about the Annual Meeting, proxy materials, voting, deadlines for stockholder proposals and other important information.
Corporate Governance Highlights
Key elements of our corporate governance framework include the following:
•Independent chairman
•Committees are composed of only independent directors
•Our board of directors and each committee conducts annual self-assessments
•Each director regularly completes a peer assessment of the other members of the board
•Our board of directors is engaged in an ongoing refreshment process
•Our board of directors and each committee holds quarterly executive sessions without management present
•Our board of directors provides oversight of key risks that impact the Company’s ability to achieve its strategy
•No director over-boarding
•Our board of directors has a separate committee dedicated to providing oversight of cybersecurity matters
•Our board of directors conducts an annual review of committee charters and key governance policies
•Our board of directors and its committees provide oversight of material corporate sustainability matters
Executive Compensation Highlights
Our executive compensation program is guided by our overarching philosophy of only paying for demonstrable performance. We believe that our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our executive officers. We emphasize performance-based compensation that appropriately rewards our executive officers for delivering financial, operational, and strategic results that meet or exceed pre-established goals. We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices.

HealthEquity, Inc. 2025 Proxy Statement	5

Proxy Statement Summary

What We Do:

•Independent Compensation Committee. Our talent, compensation and culture committee (“TCCC”) is comprised solely of independent directors.
•Independent Compensation Committee Advisor. The TCCC engaged its own independent compensation consultant to assist with its compensation review for the fiscal year ended January 31, 2025.
•Annual Executive Compensation Review. The TCCC reviews and approves our compensation strategy, including a review and determination of our compensation peer group to be used for comparative purposes and a review of our compensation-related risk profile, to ensure that our compensation programs do not encourage excessive or inappropriate risk taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.
•Multi-Year Vesting and Earn-Out Requirements. The equity awards granted to our executive officers under the 2024 Equity Incentive Plan (the “2024 Plan”) are subject to minimum vesting requirements, and vest or are earned over multi-year periods, consistent with current market practice and our retention objectives.
•Risk Mitigation. Our executive compensation program is designed, in part, to manage business and operational risk and to discourage short-term risk taking at the expense of long-term results.
•Pay for Performance. A majority of target annual compensation for our executive officers, including our named executive officers, is “at-risk” compensation, including the performance-based annual cash incentive and long-term equity awards, subject to both performance-based and time-based vesting requirements.
•Limited Executive Perquisites. We limit the number and amount of executive perquisites and other personal benefits provided to our executive officers.
•Double-Trigger Vesting of Equity Awards. Following our adoption of the 2024 Plan, all outstanding equity awards held by our executive officers (other than certain initial equity awards granted to our Chief Executive Officer, as described in this proxy statement) granted under the 2024 Plan will vest only upon a qualifying termination within a 24-month period following a change in control of the Company in which the awards are assumed or substituted by the acquirer.
•Stock Ownership Guidelines. We maintain robust stock ownership guidelines to further align the interests of our executive officers with the interests of our stockholders.
•Clawback Policy. Our board of directors has adopted a clawback policy for the purpose of recouping certain executive compensation.
•Engage with Our Stockholders. We engage with our stockholders to discuss and understand their perceptions or concerns regarding our executive compensation program and other matters.
•CEO Minimum Holding Period. We have adopted a policy requiring our Chief Executive Officer to retain the net shares acquired pursuant to equity awards under our 2024 Plan for a period of 12 months following their vesting.

What We Do Not Do:

•No Special Retirement Plans. We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements to our executive officers that are not generally available to our other full-time, salaried team members.
•No Special Health or Welfare Benefits. Our executive officers participate in broad-based, company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried team members.
•No Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits to our executive officers.
•No Post-Employment Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.
•Hedging and Pledging Prohibited. We prohibit our executive officers, directors and other team members from hedging or pledging our equity securities.
•No Repricing of Awards. Our 2024 Plan prohibits repricing of awards or the cancellation of underwater stock options and stock appreciation rights without prior stockholder approval.
•No Liberal Share Recycling. We do not allow liberal share recycling under our 2024 Plan.
•No Dividends or Dividend Equivalents on Unvested Awards. We do not pay dividends or dividend equivalents on awards unless and until the shares are earned and vest. No dividends or dividend equivalents are payable in respect of stock options or stock appreciation rights.

6	HealthEquity, Inc. 2025 Proxy Statement

Proposal No. 1
Election of Directors
Our board of directors is currently composed of nine members. At the Annual Meeting, nine directors are to be elected, each to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified.
Recommendation

The board of directors unanimously recommends a vote “FOR” the election of each of the nine directors nominated by our board of directors and named in this proxy statement as directors to serve until the next annual meeting of stockholders and until his or her successor is elected and qualified.

Director Nominees
Our nominating, governance and corporate sustainability committee has recommended, and our board of directors has approved, Robert Selander, Scott Cutler, Stephen Neeleman, M.D., Adrian Dillon, Evelyn Dilsaver, Debra McCowan, Rajesh Natarajan, Stuart Parker and Gayle Wellborn as nominees for election as directors at the Annual Meeting. If elected, each such nominee will serve as a director until the 2026 annual meeting of stockholders and until his or her successor is duly elected and qualified.
If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of each of the nominees. We expect that each nominee will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

HealthEquity, Inc. 2025 Proxy Statement	7

Proposal No. 1 Election of Directors
Director Nominee Biographies

Robert Selander
Independent Chairman

Director Since: 2015 Committees: •Nominating, Governance and Corporate Sustainability •Talent, Compensation and Culture Current Outside Public Directorships: •None
Robert Selander has served as chairman and a member of our board of directors since September 2015.
Mr. Selander began his career at Citibank in 1974 where, during his 20-year tenure, he held numerous leadership positions, including managing parts of Citibank’s Consumer Financial Services business in the United States, Brazil, Puerto Rico and the United Kingdom. In 1994, Mr. Selander joined MasterCard International, where he served as the President of MasterCard’s Europe, Middle East, Africa and Canada regions until his appointment in 1997 as President and Chief Executive Officer. In addition, Mr. Selander served as President and Chief Executive Officer of MasterCard Incorporated (NYSE: MA) from 1997 until 2010. Mr. Selander served as a director of the Hartford Financial Services Group, Inc. (NYSE: HIG) from 1998 to 2008, MasterCard Incorporated from 2002 until 2010, and MasterCard International from 1997 until 2010.
Mr. Selander also served on the Board of Trustees of the Fidelity Equity and High Income Funds from 2011 until 2017, served as a director of The Western Union Company (NYSE: WU) from 2014 to 2019, and served as a director of Equifax Inc. (NYSE: EFX) from 2018 to 2023.
Mr. Selander holds a B.S. in Industrial Engineering from Cornell University and an M.B.A. from Harvard University.
The board of directors believes that Mr. Selander’s extensive business experience and his background as a president and chief executive officer of a publicly traded company qualify him to serve as a member of our board of directors.

Scott Cutler
President and Chief Executive Officer

Director Since: 2025 Committees: •None Current Outside Public Directorships: •Brookfield Asset Management Ltd. (NYSE: BAM)
Scott Cutler has served as our President and Chief Executive Officer since January 2025 when he also joined our board of directors.
Mr. Cutler’s most recently served as the Chief Executive Officer of StockX, a role he held from 2019 until January 2025 when he joined HealthEquity. From 2017 through 2019, Mr. Cutler held key roles at eBay, including Senior Vice President of the Americas. He was President of StubHub between 2015 and 2017, and earlier in his career, between 2006 and 2015, served as Executive Vice President at the New York Stock Exchange.
Mr. Cutler began his career as a corporate securities lawyer and later transitioned into technology investment banking, focusing on corporate finance, mergers and acquisitions, and strategic advisory.
Mr. Cutler currently serves on the board of directors for Brookfield Asset Management Ltd. (NYSE: BAM) and Vibrant Emotional Health, the nonprofit organization behind the 988 Suicide and Crisis Lifeline.
Mr. Cutler holds a Juris Doctor degree from the University of California, Hastings College of the Law, and a Bachelor of Science in Economics from Brigham Young University.
The board of directors believes that Mr. Cutler’s experience in high growth companies, his background as a chief executive officer and his training in technology investment and corporate finance qualify him to serve as a member of our board of directors.

8	HealthEquity, Inc. 2025 Proxy Statement

Proposal No. 1 Election of Directors

Stephen Neeleman, M.D.
Founder and Vice Chairman

Director Since: 2002 Committees: •None Current Outside Public Directorships: •None
Stephen Neeleman, M.D. founded HealthEquity in 2002 and has served as our Vice Chairman since February 2014, having previously served as Chief Executive Officer from November 2002 through January 2014 and as a director since November 2002.
Dr. Neeleman is a board certified general surgeon and practiced in Arizona and for Intermountain Healthcare in Utah, from July 2003 to December 2014. Dr. Neeleman is the co-author of The Complete HSA Guidebook—How to Make Health Savings Accounts Work for You and a contributor to The Innovator’s Prescription—A Disruptive Solution for Health Care. While on the faculty of the University of Arizona Department of Surgery, Dr. Neeleman spent time in Washington, D.C. educating lawmakers prior to the passage of the law that created HSAs. He serves on the America’s Health Insurance Plans’ HSA Leadership Council and the American Bankers’ Association HSA Council. He also serves on the State of Utah’s Health Data Committee and the Governor’s Office of Economic Development Board of Directors.
Prior to attending medical school, Dr. Neeleman worked as a senior manager for Morris Air (later acquired by Southwest Airlines).
Dr. Neeleman holds a B.A. from Utah State University and an M.D. from the University of Utah, and completed his surgical residency at the University of Arizona in Tucson.
The board of directors believes that Dr. Neeleman’s experience in the healthcare industry as a medical doctor, his expertise in the history, development and administration of HSAs and his extensive knowledge of the Company as its founder qualify him to serve as a member of our board of directors.

Adrian Dillon
Independent Director

Director Since: 2016 Committees: •Audit and Risk (Chair) •Cybersecurity and Technology Current Outside Public Directorships: •None
Adrian Dillon has served as a member of our board of directors since 2016.
Mr. Dillon served as a member of the supervisory board and chairman of the audit committee of SUSE S.A. from 2021 to 2024. He also served as a member of the board of directors of Datto Holding Corp. from 2020 to 2022, WNS (Holdings) Limited from 2012 to 2021, Williams-Sonoma, Inc. (NYSE: WMS) from 2005 to 2017, Wonga Group Limited from 2013 to 2015, NDS Group Limited from 2011 to 2012, Verigy Pty from 2006 to 2007, and LumiLeds Inc. from 2002 to 2007. He also held key finance roles including, Chief Financial Officer and Chief Administrative Officer at Skype Limited from 2010 to 2011 and Executive Vice President—Finance & Administration and Chief Financial Officer at Agilent Technologies, Inc. from 2001 to 2010, as well as various positions at Eaton Corporation from 1979 to 2001.
Mr. Dillon was a member and past chairman of The Conference Board Council of Financial Executives.
Mr. Dillon graduated from Amherst College with a Bachelor of Arts degree in Economics.
The board of directors believes that Mr. Dillon’s extensive financial and accounting expertise and thorough understanding of financial reporting rules and regulations, including the management of internal controls, qualifies him to serve as a member of our board of directors.

HealthEquity, Inc. 2025 Proxy Statement	9

Proposal No. 1 Election of Directors

Evelyn Dilsaver
Independent Director

Director Since: 2014
Committees:
•Nominating, Governance and Corporate Sustainability (Chair)
•Talent, Compensation and Culture
Current Outside Public Directorships:
•Tempur Sealy International, Inc. (NYSE: TPX)
•QuidelOrtho Corporation (NASDAQ: QDEL)
•PACS Group Inc. (NYSE: PACS)

Evelyn Dilsaver has served as a member of our board of directors since 2014.
Ms. Dilsaver is a member of the board of directors and chair of the audit committee of Tempur Sealy International, Inc. (NYSE: TPX), a member of the board of directors of QuidelOrtho Corporation (NASDAQ: QDEL), and a member of the board of directors of PACS Group, Inc. (NYSE: PACS). Ms. Dilsaver previously served as a director of Aéropostale Inc. (NYSE: ARO), HighMark Funds, Russell Exchange Traded Funds, Longs Drug Stores Corp. and Tamalpais Bancorp. She is also a member of the board of directors of a privately held corporation and real estate investment trust. Ms. Dilsaver was formerly a member of The Charles Schwab Corporation from 1991 until her retirement in 2007. During her tenure at The Charles Schwab Corporation, Ms. Dilsaver held various senior management positions within the organization, including Executive Vice President (The Charles Schwab Corporation) and President and Chief Executive Officer (Charles Schwab Investment Management). Prior to becoming President and Chief Executive Officer of Charles Schwab Investment Management, a position she held from 2003 to 2007, Ms. Dilsaver held the position of Senior Vice President, Asset Management Products and Services.
Ms. Dilsaver holds a B.S. in Accounting from California State University, East Bay, and is a Certified Public Accountant.
The board of directors believes that Ms. Dilsaver’s extensive financial industry experience and her background as the chief executive officer of a significant business line of a publicly traded corporation qualifies her to serve as a member of our board of directors.

Debra McCowan
Independent Director

Director Since: 2018 Committees: •Talent, Compensation and Culture (Chair) •Nominating, Governance and Corporate Sustainability Current Outside Public Directorships: •None
Debra McCowan has served as a member of our board of directors since 2018.
Ms. McCowan has been a member of the executive board at IFS as its Executive Vice President and Chief Human Resources Officer since October 2024. Previously, she served as Executive Vice President and Chief Human Resources Officer for NetApp, Inc. (NASDAQ: NTAP), a hybrid cloud data services and data management company, from 2018 to 2024, where she was responsible for developing the global HR strategy. Prior to joining NetApp, Ms. McCowan was the Executive Vice President and Chief Human Resource Officer of Equinix, Inc. (NASDAQ: EQIX), a global interconnection and data center company, from 2013 to 2018. Prior to joining Equinix, Ms. McCowan was the co-founder and partner at Accelerance, Inc. from 2011 to 2013, where she provided organizational and systems change strategy consulting services, including leadership development and executive coaching. Ms. McCowan also served as Vice President of Worldwide Human Resources for Avago Technologies U.S. Inc. from 2007 to 2011, and Vice President of Human Resources for Hitachi Data Systems, a subsidiary of Hitachi, Ltd., from 2005 to 2006.
Ms. McCowan graduated with a post-graduate degree in Human Resources and Industrial Relations Management from the University of Melbourne and holds a Bachelor of Arts degree from La Trobe University in Australia.
The board of directors believes that Ms. McCowan’s extensive human resources, governance and compliance background, experience developing talent-driven organizations with strong cultures, insights into organizational architectures and deep understanding of employee benefits qualify her to serve as a member of our board of directors.

10	HealthEquity, Inc. 2025 Proxy Statement

Proposal No. 1 Election of Directors

Rajesh Natarajan
Independent Director

Director Since: 2022 Committees: •Audit and Risk •Cybersecurity and Technology Current Outside Public Directorships: •Bread Financial Holdings, Inc. (NYSE: BFH)
Rajesh Natarajan has served as a member of our board of directors since 2022.
Mr. Natarajan has been the Chief Product and Strategy Officer of Globalization Partners since 2022. Prior to joining Globalization Partners, Mr. Natarajan was Executive Vice President of Products and Engineering of RingCentral, Inc. (NYSE: RNG) from 2020 to 2021. Mr. Natarajan was Executive Vice President and Chief Product and Technology Officer of Ancestry.com from 2017 to 2020. Mr. Natarajan served in senior leadership positions with increasing responsibility in the areas of technology and product development at Intuit, Inc. (NASDAQ: INTU) from 2014 to 2017, including as Senior Vice President and Chief Information Security and Fraud Officer. Mr. Natarajan served in senior leadership positions with increasing responsibility in the areas of technology and product development at PayPal Holdings, Inc. (NASDAQ: PYPL) from 2006 to 2014, including as Vice President, Platform Engineering and Operations. Mr. Natarajan also served in various management positions with increasing responsibility in the area of technology from 1995 to 2006 with Sabre Holdings Corporation, including as an early member of the development team that founded Travelocity.com. Mr. Natarajan currently serves as a member of the board of directors for Bread Financial Holdings, Inc. (NYSE: BFH).
Mr. Natarajan holds a B.S. in Mechanical Engineering from Jawaharlal Nehru Technological University and an M.S. in Industrial Engineering from Clemson University.
The board of directors believes that Mr. Natarajan’s extensive experience in technology development, information technology, product development and cybersecurity qualify him to serve as a member of our board of directors.

Stuart Parker
Independent Director

Director Since: 2020 Committees: •Audit and Risk •Cybersecurity and Technology Current Outside Public Directorships: •Kemper Corporation (NYSE: KMPR)
Stuart Parker has served as a member of our board of directors since 2020.
Mr. Parker currently serves as a member of the board of directors for Kemper Corporation (NYSE: KMPR) and Discount Tire. Mr. Parker served as President and CEO of United Services Automobile Association (USAA) from 2015 until his retirement in 2020. He spent more than 21 years with USAA in various roles, including Chief Operating Officer (2014—2015), Chief Financial Officer (2012—2014), President of the Property & Casualty Insurance Group (2007—2012), and President of Financial Planning Services (2004—2007).
Mr. Parker holds a B.B.A. in Management from Valdosta State University and an M.B.A. from St. Mary’s University. Mr. Parker is a distinguished graduate of the Air Force ROTC program and served in the U.S. Air Force for nearly 10 years, including service in Operations Desert Shield and Desert Storm.
The board of directors believes that Mr. Parker’s business experience and his background as a president and chief executive officer of a large financial institution qualifies him to serve as a member of our board of directors.

HealthEquity, Inc. 2025 Proxy Statement	11

Proposal No. 1 Election of Directors

Gayle Wellborn
Independent Director

Director Since: 2017 Committees: •Cybersecurity and Technology (Chair) •Nominating, Governance and Corporate Sustainability Current Outside Public Directorships: •None
Gayle Wellborn has served as a member of our board of directors since 2017.
Ms. Wellborn currently works as an independent Digital and Customer Experience consultant. Prior to her work as a consultant, Ms. Wellborn was the Senior Vice President, Brand and Digital Group for Ally Financial Inc. (NYSE: ALLY) from 2012 to 2015, and Senior Vice President, eCommerce executive for Ally from 2008 to 2012. She also was Senior Vice President, Online Banking and responsible for Bank of America Corp’s (NYSE: BAC) online and mobile banking products and services from 2002 to 2008. At both Ally and Bank of America she was responsible for the strategy and delivery of innovative online and mobile products, services and customer experiences, and also was responsible for the development and execution of Ally’s consumer social media strategy. She was part of the team to lead the rebranding of GMAC to Ally Financial, and was accountable for the launch of Ally Bank and the Ally Bank call centers in the U.S. and Canada. Before joining Bank of America, Ms. Wellborn served in various technology and customer service leadership positions at First Union/Wachovia.
Ms. Wellborn graduated with an Executive M.B.A. from Queens University in North Carolina and holds a Bachelor of Arts degree from the University of North Carolina.
The board of directors believes that Ms. Wellborn’s extensive business experience, particularly in the financial, branding, technology and digital areas, qualifies her to serve as a member of our board of directors.

Board Effectiveness and Long-Term Planning
Assessments and Performance Reviews
Our board of directors and each of its committees conducts annual self-assessments, which are intended to facilitate a candid assessment and discussion by the board and each committee of its effectiveness in fulfilling its responsibilities. The nominating, governance and corporate sustainability committee oversees the annual self-assessments. All directors complete an evaluation form for the board and for each committee on which they serve. These forms include ratings for certain key metrics, as well as the opportunity for written comments. The comments provide key insights into the areas directors believe the board can improve or in which its performance is strong. Evaluation topics include number and length of meetings, topics covered and materials provided, committee structure and activities, board composition and expertise, director education opportunities, succession planning, director participation and interaction with management. Directors also conduct regular peer assessments of the performance of their fellow directors. These peer assessments include a questionnaire and individual director interviews and are typically conducted by our chairman, although an independent third party is used periodically to provide an outside perspective. Our board considers the results of the board, committee and peer assessments when making decisions on the structure and responsibilities of our board and its committees, and in our board refreshment process.
Board Succession Planning
As part of board succession planning, and to ensure our board of directors has a relevant mix of perspectives and expertise, the nominating, governance and corporate sustainability committee has been conducting an ongoing board refreshment process. We expect this board refreshment process, which also includes refreshing committee leadership and membership from time to time, to continue over the coming years.
Considerations in Evaluating Director Nominees
Our nominating, governance and corporate sustainability committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, including the members of the board of directors eligible for re-election, our nominating, governance and corporate sustainability committee will consider the current size, composition and needs of our board of directors and the respective committees of the board of directors, including, without limitation, issues of character, integrity, judgment, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, and other commitments. Our nominating, governance and corporate sustainability committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors.

12	HealthEquity, Inc. 2025 Proxy Statement

Proposal No. 1 Election of Directors
Our nominating, governance and corporate sustainability committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board of directors: (i) the highest personal and professional ethics and integrity; (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment; (iii) skills that are complementary to those of the existing members of the board of directors; (iv) the ability to assist and support management and make significant contributions to our success; and (v) an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.
If our nominating, governance and corporate sustainability committee determines that an additional or replacement director is required, it may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating, governance and corporate sustainability committee, the board of directors or management. Our nominating, governance and corporate sustainability committee also may propose to the board of directors a candidate recommended or offered for nomination by a stockholder as a nominee for election to the board of directors. After our nominating, governance and corporate sustainability committee makes its recommendations to the board of directors, the board of directors has final authority on determining the selection of those director candidates for nomination to the board of directors.
Director Education
Our directors regularly participate in education opportunities to help enable them to fulfill their responsibilities. Directors are provided ongoing education through in-depth presentations on topics such as, among others, strategy, cybersecurity, artificial intelligence, technological developments, product developments, and legal and regulatory issues. These presentations may be made by management or outside experts. Directors are also encouraged and provided opportunities to attend conferences and other third-party educational events and trainings.
Director Independence
Our common stock is listed on the NASDAQ Global Select Market. Under NASDAQ rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NASDAQ listing requirements. In addition, compensation committee members must satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act and NASDAQ listing requirements.
Our board of directors has undertaken a review of the independence of each director and considered whether such director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors has determined that Messrs. Selander, Dillon, Natarajan, and Parker and Mses. Dilsaver, McCowan and Wellborn are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of NASDAQ.
Our board of directors has determined that each member of our talent, compensation and culture committee meets the requirements for independence under the rules and regulations of the SEC, including Rule 10C-1 under the Exchange Act, and NASDAQ listing requirements, and is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
Board Leadership Structure
Our board of directors is responsible for providing oversight of the affairs of the Company. Our board of directors consists of a non-executive chairman of the board of directors and four standing committees that are each led by a chair. Seven of the nine current directors are independent, which we believe provides effective independent oversight of management. Our Chief Executive Officer is a director, but he does not serve as chairman of the board of directors and does not serve on any committee of the board of directors.
We believe that the current leadership structure of the board of directors is appropriate because it allows the board of directors and its committees to fulfill their responsibilities, draws upon the experience and talents of all directors, encourages management accountability to the board of directors and helps maintain good communication among members of the board of directors and with management. In particular, by having our Chief Executive Officer serve as a member of our board of directors—with a separate individual serving as chairman of our board of directors—we believe we optimize the development of our Company’s strategy by embracing the perspectives and roles of our independent directors and our Chief Executive Officer.

HealthEquity, Inc. 2025 Proxy Statement	13

Proposal No. 1 Election of Directors
While we currently have a separate non-executive chairman of the board of directors and Chief Executive Officer, our corporate governance guidelines allow for the same person to serve as both chairman and Chief Executive Officer. In that circumstance, the independent directors would be entitled to elect a lead independent director. Among other reasons, our board of directors could determine to have the same person serve as both chairman and chief executive officer if it determined that doing so would better optimize the development of our Company’s strategy while also allowing the board of directors and its committees to fulfill their responsibilities.
Board Meetings and Committees
During the fiscal year ended January 31, 2025, our board of directors held ten meetings (including regularly scheduled and special meetings). Each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.
It is the policy of our board of directors to regularly have separate meeting times for independent directors without management.
Our board of directors has adopted a policy that our directors are strongly encouraged to attend each annual meeting of stockholders. All of the members of our board of directors who were directors at the time of our 2024 annual meeting of stockholders attended the annual meeting of stockholders.
Our board of directors has four standing committees:
•the audit and risk committee
•the cybersecurity and technology committee
•the nominating, governance and corporate sustainability committee
•the talent, compensation and culture committee
The composition and responsibilities of each of the committees of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Each committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and NASDAQ listing requirements. A copy of the charter of each committee is available in the Corporate Governance section of our Investor Relations webpage: ir.healthequity.com.

Audit and Risk Committee
Members:
•Adrian Dillon (Chair and Financial Expert)
•Rajesh Natarajan
•Stuart Parker (Financial Expert)
Independence: 3 of 3
Meetings in Fiscal 2025: 10
Actions by Unanimous Written Consent: 0
Committee Report: Page 26

Key responsibilities include:
•selecting, hiring and setting the compensation for our independent registered public accounting firm to act as our independent auditor
•evaluating the qualifications, performance and independence of our independent registered public accounting firm
•pre-approving any audit and non-audit and tax services to be performed by our independent registered public accounting firm
•reviewing and approving the internal audit plan for each upcoming year
•reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures
•overseeing procedures for the treatment of complaints on accounting, internal accounting controls or audit matters
•reviewing and discussing with the board of directors reports regarding the major risk exposures of the Company
•reviewing and approving the risk management plan for each upcoming year
•reviewing and discussing with management and our independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports
•reviewing our compliance with financial covenants under any existing debt instruments
•reviewing and approving related person transactions
•preparing the audit and risk committee report that the SEC requires be included in our annual proxy statement

14	HealthEquity, Inc. 2025 Proxy Statement

Proposal No. 1 Election of Directors

Cybersecurity and Technology Committee
Members: •Gayle Wellborn (Chair) •Adrian Dillon •Rajesh Natarajan •Stuart Parker Independence: 4 of 4 Meetings in Fiscal 2025: 4 Actions by Unanimous Written Consent: 0
Key responsibilities include:
•reviewing the Company’s cybersecurity threat landscape, risks, data security systems, and fraud programs, as well as the Company’s management and mitigation of cybersecurity risks and potential breach incidents
•reviewing the Company’s compliance with applicable information security and data protection laws and industry standards
•reviewing the Company’s technology and information systems strategies and trends that may affect these strategies
•reviewing reports and key metrics on the Company’s cybersecurity, technology, information systems, fraud programs, and related risk management programs
•reviewing the progress of major technology-related proposals, plans, projects, and architecture decisions to ensure that these projects and decisions support the Company’s overall business strategy and receive appropriate support from the Company
•reviewing the capacity, performance, and reliability of the Company’s technology platforms
•reviewing and discussing with management the Company’s cybersecurity, technology, and information systems policies as to risk assessment and risk management
•reviewing and providing oversight on the Company’s crisis preparedness with respect to cybersecurity, technology, and information systems
•referring to the audit and risk committee any matters that fall under the oversight of the audit and risk committee or are otherwise relevant for noting or consideration by the audit and risk committee
•reviewing the Company’s budget, investments, insurance, training and staffing as they relate to cybersecurity, technology, information systems, and fraud programs

Nominating, Governance and Corporate Sustainability Committee
Members: •Evelyn Dilsaver (Chair) •Debra McCowan •Robert Selander •Gayle Wellborn Independence: 4 of 4 Meetings in Fiscal 2025: 6 Actions by Unanimous Written Consent: 0
Key responsibilities include:
•evaluating and making recommendations regarding the qualifications, composition, organization, and governance of our board of directors
•identifying and screening individuals qualified to become members of our board of directors and making recommendations regarding the selection and approval of nominees for director
•overseeing the annual evaluation of and reporting to the board of directors on the performance and effectiveness of the board of directors and its committees
•overseeing the Company’s strategy, policies, programs and public reporting relating to corporate social responsibility matters, including with respect to environmental, social and governance sustainability matters
•reviewing and making recommendations regarding our corporate governance guidelines and overseeing our corporate governance practices, including reviewing and making recommendations regarding other documents and policies in our corporate governance framework

HealthEquity, Inc. 2025 Proxy Statement	15

Proposal No. 1 Election of Directors

Talent, Compensation and Culture Committee
Members: •Debra McCowan (Chair) •Evelyn Dilsaver •Robert Selander Independence: 3 of 3 Meetings in Fiscal 2025: 6 Actions by Unanimous Written Consent: 1 Committee Report: Page 31
Key responsibilities include:
•reviewing and approving the corporate goals and objectives applicable to the compensation of our Chief Executive Officer and evaluating the Chief Executive Officer’s performance in light of those goals and objectives
•reviewing, approving and, when appropriate, making recommendations regarding our Chief Executive Officer’s and all other executive officers’ annual base salaries; incentive compensation plans, including the specific goals and amounts; equity compensation, employment agreements, severance arrangements and change-in-control arrangements; and any other benefits, compensation or arrangements
•administering our incentive compensation plans and equity compensation plans
•overseeing succession planning for key executives other than our Chief Executive Officer
•reviewing the Company’s program for management development
•reviewing, approving and, when appropriate, making recommendations regarding employee benefit plans
•overseeing the Company’s culture and related strategies, programs and risks
•overseeing the Company’s talent management, development and retention and related strategies, programs and risks, including the Company’s diversity and inclusion initiatives and results
•reviewing and discussing with management the Company’s Compensation Discussion and Analysis and the related executive compensation disclosures included in this proxy statement
•reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking and evaluating compensation policies and practices that could mitigate such risk
•evaluating and making recommendations regarding the compensation of our non-employee directors
•reviewing our compliance with the requirements under the Sarbanes-Oxley Act relating to loans to directors and officers and with all other applicable laws affecting employee compensation and benefits
•overseeing our overall compensation philosophy, compensation plans and benefits programs

Compensation Committee Interlocks and Insider Participation
The current members of our talent, compensation and culture committee are Mses. McCowan and Dilsaver and Mr. Selander. None of the members of our talent, compensation and culture committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee, or other board committee performing equivalent functions, of any entity that has one or more executive officers serving on our talent, compensation and culture committee or our board of directors. None of the members of our talent, compensation and culture committee has any relationship required to be disclosed under this caption under the rules of the SEC.
Stockholder Recommendations for Nominations to the Board of Directors
Our nominating, governance and corporate sustainability committee will consider candidates for directors recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of HealthEquity continuously for at least 12 months prior to the date of the submission of the recommendation. Our nominating, governance and corporate sustainability committee will evaluate such recommendations in the same manner as candidates recommended from other sources. Stockholders wishing to recommend a candidate for nomination should direct the recommendation in writing by letter to our Corporate Secretary at:
HealthEquity, Inc.
15 W. Scenic Pointe Dr., Suite 100
Draper, UT 84020

16	HealthEquity, Inc. 2025 Proxy Statement

Proposal No. 1 Election of Directors
Such recommendations must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve on our board of directors, information regarding any relationships between the candidate and HealthEquity and evidence of the recommending stockholder’s ownership of our common stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership to the board of directors. Our nominating, governance and corporate sustainability committee has discretion to decide which individuals to recommend for nomination as directors, including issues of character, integrity, judgment, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and personal references.
A stockholder can nominate a candidate directly for election to our board of directors by complying with the procedures in Article II, Section 2 of our Amended and Restated By-Laws (“by-laws”) and the rules and regulations of the SEC. Any eligible stockholder who wishes to submit a nomination should review the requirements in our by-laws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary at:
HealthEquity, Inc.
15 W. Scenic Pointe Dr., Ste. 100
Draper, UT 84020
To be timely for our 2026 annual meeting of stockholders, our Corporate Secretary must receive the nomination no earlier than February 26, 2026, and no later than March 28, 2026. The notice must state the information required by Article II, Section 2 of our by-laws and otherwise must comply with applicable federal and state law.
A nomination will not be considered if it does not comply with these notice procedures and the additional requirements set forth in our by-laws, including, as appropriate, those set forth in Rule 14a-19 of the Exchange Act.
Director Compensation
In December 2024, with the assistance of Semler Brossy, our compensation consultant, our board of directors benchmarked our non-employee director compensation against our peers, reviewed our non-employee director compensation policy and determined that no changes were needed to the retainer fees payable to our non-employee directors pursuant to such policy. A director may elect to receive these retainer fees in cash or in the form of restricted stock units. The retainers that were payable to each of the non-employee directors of our board of directors for the fiscal year ended January 31, 2025 and that will be payable to each of the non-employee directors for the fiscal year ending January 31, 2026 are described below.

Director Retainer Fees	FY2026 ($)	FY2025 ($)

Annual Retainer Fee	60,000	60,000
Additional Annual Retainer Fee for Board Committee Chairpersons:
•Audit and Risk Committee	40,000	40,000
•Talent, Compensation and Culture Committee	20,000	20,000
•Nominating, Governance and Corporate Sustainability Committee	15,000	15,000
•Cybersecurity and Technology Committee	20,000	20,000
Additional Annual Retainer Fee for Board Committee Members:
•Audit and Risk Committee	15,000	15,000
•Talent, Compensation and Culture Committee	10,000	10,000
•Nominating, Governance and Corporate Sustainability Committee	5,000	5,000
•Cybersecurity and Technology Committee	10,000	10,000
Additional Chairperson Retainer Fee	100,000	100,000
In addition, pursuant to our non-employee director compensation policy, each non-employee director is entitled to receive:
•an annual restricted stock unit award granted on the date of the Company’s annual meeting of stockholders with a value of $210,000, with all of the shares of our common stock subject to the award vesting on the earlier of either the date of the Company’s next annual meeting of stockholders or the one-year anniversary of the date of the grant; and

HealthEquity, Inc. 2025 Proxy Statement	17

Proposal No. 1 Election of Directors
•for any newly appointed non-employee director, a pro-rated annual restricted stock unit award based on the date of appointment, that will vest on the date of the annual meeting following such appointment.
Pursuant to our non-employee director compensation policy, each non-employee director may elect to receive restricted stock units (with quarterly vesting) in lieu of cash retainers, except that no such election is available in a non-employee director’s first year of service. The number of restricted stock units will be determined by dividing the value of the cash retainer by the closing price of a share of our common stock on the date of grant. Restricted stock units will be valued at 100% of the closing price of our common stock on the date of grant.
We also reimburse our directors for reasonable and necessary out-of-pocket expenses incurred in attending board of directors and committee meetings or performing other services for us in their capacities as directors.
Directors who also serve as directors of our wholly owned subsidiary HealthEquity Trust Company receive an annual cash retainer fee of $15,000 for that service.
Fiscal 2025 Director Compensation Table
The following table sets forth information concerning the compensation paid to our non-employee directors during the fiscal year ended January 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	All Other Compensation(3) ($)	Total ($)

Robert Selander	175,000	210,000	—	385,000
Paul Black(4)	85,000	210,000	—	295,000
Frank Corvino(5)	42,500	—	—	42,500
Adrian Dillon(6)	110,000	210,000	—	320,000
Evelyn Dilsaver(7)	87,014	210,000	15,000	312,014
Debra McCowan	85,000	210,000	—	295,000
Rajesh Natarajan(6)	85,000	210,000	—	295,000
Stuart Parker(6)(7)	82,986	210,000	15,000	307,986
Gayle Wellborn	85,000	210,000	—	295,000
(1)The amounts reported in this column represent the aggregate grant date value of the restricted stock units granted to the non-employee directors during the fiscal year ended January 31, 2025, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The grant date fair value is calculated using the closing price of our common stock on the date of grant. See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2025 for a discussion of the assumptions used to calculate these values.
(2)The table below shows the aggregate number of option awards outstanding, whether or not exercisable, and unvested restricted stock units outstanding for each non-employee director as of January 31, 2025.

Name	Aggregate Option Awards Outstanding as of January 31, 2025 (#)	Aggregate Unvested Restricted Stock Units Outstanding as of January 31, 2025 (#)

Robert Selander	25,000	2,543
Paul Black	—	5,001
Adrian Dillon	24,446	2,543
Evelyn Dilsaver	23,351	2,543
Debra McCowan	—	2,543
Rajesh Natarajan	—	2,543
Stuart Parker	—	13,398
Gayle Wellborn	6,778	2,543
(3)Includes cash retainer fees paid to Ms. Dilsaver and Mr. Parker for serving on the board of directors of HealthEquity Trust Company, a wholly owned subsidiary of the Company.

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Proposal No. 1 Election of Directors
(4)Mr. Black resigned from our board of directors on April 22, 2025.
(5)Mr. Corvino’s service as a director ended immediately following our annual meeting on June 26, 2024.
(6)The amount reported in the “Fees Earned or Paid in Cash” column represents the value of unrestricted shares of the Company’s stock, which the director elected to receive in lieu of a cash retainer.
(7)The amount reported in the “Fees Earned or Paid in Cash” column includes pro-rated committee retainer fees due to changes in committee assignments during the year.
Director Stock Ownership Guidelines
Under our stock ownership guidelines, each non-employee director, within five years of the director’s election or appointment to the board of directors, should own shares of our common stock with a value equal to five times the director’s annual cash retainer.
The table below shows the ownership guidelines for each of our non-employee directors, their applicable compliance dates, and whether they were in compliance, as applicable, as of July 31, 2024, which was the last applicable measurement date under our stock ownership guidelines:

Name	Ownership Guideline (Multiple of Annual Cash Retainer)	Compliance Date	Compliance Status

Robert Selander	5x	July 31, 2021	In compliance
Adrian Dillon	5x	September 1, 2021	In compliance
Evelyn Dilsaver	5x	July 31, 2021	In compliance
Debra McCowan	5x	April 1, 2023	In compliance
Rajesh Natarajan	5x	May 2, 2027	N/A
Stuart Parker	5x	December 4, 2025	N/A
Gayle Wellborn	5x	August 1, 2022	In compliance
At the time of the last applicable measurement date, shares of our common stock underlying vested stock options were not included when determining the director’s stock ownership, but both unvested and deferred and vested time-based restricted stock units are included. We believe that the stock ownership guidelines serve to further align the interests of our non-employee directors with the interests of our stockholders.
Vote Required
The election of directors requires a majority of the votes cast by the holders of shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. A “majority of the votes cast” means the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. Abstentions and broker non-votes will not count as a vote cast either “for” or “against” a director’s election.
In the event any nominee for director receives a greater number of votes “against” his or her election than votes “for” such election, such nominee is required pursuant to the Company’s Corporate Governance Guidelines to irrevocably offer in writing his or her resignation to the board of directors, which the board of directors will determine whether to accept or reject. Our nominating, governance and corporate sustainability committee (excluding, if applicable, the director who tendered the resignation) will evaluate any such resignation in light of the best interests of the Company and its stockholders in determining whether to recommend to the board of directors that it accept or reject the resignation.
In reaching its decision, pursuant to our corporate governance guidelines, the board of directors may consider any factors it deems relevant, including but not limited to, (i) any stated reasons why stockholders voted against the director, (ii) any alternatives for curing the underlying cause of the “against” votes, (iii) the director’s tenure, (iv) the director’s qualifications, (v) the director’s past and expected future contributions to the Company, and (vi) the overall composition of the board of directors. In addressing such resignation, the board of directors may (A) accept the resignation offer, (B) defer acceptance of the resignation offer, (C) maintain the director but attempt to address the underlying cause of the “against” votes, (D) resolve that the director will not be re-nominated in the future for election, or (E) reject the resignation offer. An accepted resignation offer will become effective immediately upon acceptance or upon such other time as determined by the independent members of the board of directors.

HealthEquity, Inc. 2025 Proxy Statement	19

Proposal No. 1 Election of Directors
Additional Corporate Governance Matters
Risk Management
We, like every business, face a number of risks, including strategic, financial, cyber, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk to our business. Management is responsible for the enterprise risk management program for the Company, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of the risk management program.
Our enterprise risk management program is led by our Chief Risk and Compliance Officer (“CRCO"), who reports to our Executive Vice President and General Counsel. The enterprise risk management team works with leaders across the Company to identify material risks and make and implement plans for their mitigation. Our CRCO is a member of the Company’s disclosure committee and assists with the preparation of the Company’s public disclosure as part of the Company’s disclosure controls and procedures.
In its risk oversight role, our board of directors and its committees have the responsibility to satisfy themselves that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our board of directors believes that open communication between management and the board of directors is essential for effective risk management and oversight. Our board of directors meets with our President and Chief Executive Officer, the CRCO, and other members of the senior management team at quarterly meetings, where, among other topics, they discuss strategy and risks facing the Company. Members of the board of directors also meet with the CRCO and members of the management team at such other times as they deem appropriate.
Our full board of directors reviews risk in the context of reports from our management team, receives reports on all significant committee activities at each regular meeting and evaluates the risks inherent in any significant transactions. In addition, the board of directors meets annually to discuss the key risks impacting the Company’s ability to achieve its corporate strategy.
While our board of directors is ultimately responsible for risk oversight, to more effectively provide adequate oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk:
•Our audit and risk committee assists our board of directors in fulfilling its oversight responsibilities with respect to enterprise risk management. The audit and risk committee annually reviews the Company’s enterprise risk management program and annual plan and receives quarterly updates on the state of the program and progress toward achievement of the plan. In addition, the audit and risk committee reviews risks in the areas of internal control over financial reporting and disclosure controls and procedures and legal and regulatory compliance, and discusses with management and our independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit and risk committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Furthermore, the audit and risk committee is directly responsible for the appointment, retention, compensation and oversight of the work of the Company’s independent auditor (including resolution of disagreements between management and our auditor regarding financial reporting) in connection with auditing the Company’s annual financial statements, books, records, accounts and internal controls over financial reporting and related work.
•Our cybersecurity and technology committee oversees management’s responsibilities with respect to the Company’s cybersecurity, technology and associated risks.
•Our nominating, governance and corporate sustainability committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, environmental, social and governance matters and corporate governance.
•Our talent, compensation and culture committee assesses risk created by the incentives inherent in our compensation policies and practices, as well as our culture and talent management.
Oversight of Corporate Sustainability Matters
Corporate sustainability matters are overseen by our board of directors and its committees, as well as management. Our board of directors provides oversight of corporate sustainability topics material to the Company. As described above in “—Board Meetings and Committees—Nominating, Governance and Corporate Sustainability Committee”, the nominating, governance and corporate sustainability committee provides general oversight of the Company’s strategy, policies, programs and public reporting relating to corporate social responsibility matters and provides regular updates to the board of directors regarding these matters. As further described below, the board’s committees also provide oversight of individual corporate sustainability topics material to the Company.

20	HealthEquity, Inc. 2025 Proxy Statement

Proposal No. 1 Election of Directors
In 2021, the Company engaged an independent third-party to develop a materiality assessment of corporate sustainability topics. This assessment was overseen by our nominating, governance and corporate sustainability committee and coordinated by our then Vice President of Corporate Sustainability. The assessment identified corporate sustainability topics material to the Company. For a description of these corporate sustainability topics, please review the Company’s 2025 Corporate Sustainability Report, which is available on the Company’s website, but is not incorporated into this proxy statement.
The following table identifies each of the material corporate sustainability topics and the board committee that provides oversight of that topic:

Oversight Committee
	Audit and Risk	Cybersecurity and Technology	Nominating, Governance and Corporate Sustainability	Talent, Compensation and Culture

Corporate Sustainability Topic	Customer Privacy	Data Security	Anti-Corruption	Diversity and Equal Opportunity
Employment and Employee Benefits
Non-Discrimination
Cybersecurity Oversight
As described above in “—Board Meetings and Committees—Cybersecurity and Technology Committee”, the cybersecurity and technology committee provides oversight of the Company’s cybersecurity threat landscape, risks and data security programs, and the Company’s management and mitigation of cybersecurity risks and potential breach incidents. The cybersecurity and technology committee meets with the Company’s Chief Security Officer and team to, among other items, review any cybersecurity incidents, review key risks and metrics on the Company’s cybersecurity program and related risk management programs, and discuss the Company’s cybersecurity programs and goals. The cybersecurity and technology committee also participates in cybersecurity tabletop exercises with management and receives training on cybersecurity trends and developments. The cybersecurity and technology committee updates the full board of directors during each quarterly board meeting, or more frequently if circumstances dictate.
The audit and risk committee provides an additional layer of cybersecurity oversight, as it provides oversight of the Company’s enterprise risk management program, which includes management of cybersecurity risks.
Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Policy Oversight
Our board of directors has adopted corporate governance guidelines. These guidelines address items such as the role of our board of directors, conduct of board of directors and committee meetings and other corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. Our code of business conduct and ethics and our corporate governance guidelines are posted on the Corporate Governance section of our Investor Relations webpage: ir.healthequity.com. We intend to post any amendments to our code of business conduct and ethics and our corporate governance guidelines, and any waivers of our code of business conduct and ethics for directors and executive officers, on the same website.
In addition to the corporate governance guidelines and code of business conduct and ethics, our board of directors also conducts an annual review of each committee charter and several other key governance policies.

HealthEquity, Inc. 2025 Proxy Statement	21

Proposal No. 1 Election of Directors
Related Person Transactions Governance
Our board of directors has adopted a formal written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. Related persons include any executive officer, director, or person who was serving as a director and/or executive officer at any time since the beginning of our last fiscal year, nominee for director, or holder of more than five percent of our common stock, or any of their immediate family members or affiliates. Related person transactions refers to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we or our subsidiaries were or are to be a participant, where the amount involved exceeds or is reasonably expected to exceed $120,000, and a related person had, has or will have a direct or indirect interest, other than publicly disclosed compensation arrangements with directors and executive officers, reimbursement of advances of business travel and expenses, certain transactions with other companies, certain charitable contributions, transactions where all stockholders receive proportional benefits, and transactions involving competitive bids.
The policy provides that for any transaction the General Counsel determines is a related person transaction, our audit and risk committee or, in those instances in which the General Counsel, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable to wait until the next regularly scheduled audit and risk committee meeting, the chair of the audit and risk committee will consider all of the available facts and circumstances relevant to the transaction, including (if applicable) but not limited to: (i) the benefits to us; (ii) in the event the related person is a director (or immediate family member of a director or an entity with which a director is a partner, stockholder or executive officer), the impact that the transaction will have on a director’s independence; (iii) whether any alternative transactions or sources for comparable services or products are available; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to associates generally. After considering all such facts and circumstances and evaluating all options available to us, including ratification, revision or termination of the related person transaction, our audit and risk committee or the chair of the audit and risk committee, as applicable, shall determine in good faith whether the related person transaction is in, or is not inconsistent with, our best interests.
Related Person Transactions
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were or will be a party, in which:
•the amounts involved exceeded or are expected to exceed $120,000; and
•any of our directors, nominees for director, executive officers or holders of more than 5% of our common stock, or any immediate family member or affiliate of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
The Vanguard Group, Inc. (“Vanguard”) is the beneficial owner of more than 5% of the Company’s outstanding common stock. The Company is party to an Employer Services Agreement with Vanguard through which the Company provides HSAs to Vanguard employees. Vanguard is also party to a Client Referral and SSO Agreement with the Company through which Vanguard may refer its clients to the Company for the provision of HSAs in return for certain referral fees paid by the Company. Under the agreements, the Company received $163,885 during the fiscal year ended January 31, 2025, paid Vanguard $933,859 during the fiscal year ended January 31, 2025, and expects to receive more than $120,000 during the fiscal year ending January 31, 2026.
BlackRock, Inc. (“BlackRock”) is the beneficial owner of more than 5% of the Company’s outstanding common stock. The Company is party to a Master Services Agreement with BlackRock through which the Company provides consumer-directed benefits to BlackRock employees. Under this agreement, BlackRock paid the Company $200,419 during the fiscal year ended January 31, 2025, and the Company expects to receive more than $120,000 during the fiscal year ending January 31, 2026.
FMR, LLC (“FMR”) is the beneficial owner of more than 5% of the Company’s outstanding common stock. The Company, through its subsidiary WageWorks, is party to an Employer Services Agreement with an affiliate of FMR through which WageWorks provides consumer-directed benefits to employees of FMR and its affiliates. Under this agreement, the Company received $1,511,491 during the fiscal year ended January 31, 2025, and the Company expects to receive more than $120,000 during the fiscal year ending January 31, 2026.
We have also entered into indemnification agreements with our directors and certain of our executive officers. The indemnification agreements and our certificate of incorporation and by-laws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.
Other than as described above, there has not been over the last fiscal year, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.
Whistleblower Policy
The audit and risk committee has established a telephone and Internet whistleblower hotline available to employees of the Company for the confidential and anonymous submission of suspected violations, including complaints regarding accounting, internal accounting controls or auditing matters, harassment, fraud and policy violations.

22	HealthEquity, Inc. 2025 Proxy Statement

Proposal No. 1 Election of Directors
Insider Trading Policy
The Company has an Insider Trading Policy that governs the purchase, sale, and other disposition of our securities by directors, officers, and employees, and has also implemented processes for the Company, reasonably designed to promote compliance with insider trading laws, rules, and regulations, along with all listing standards applicable to the Company. Under this policy, it is prohibited for any person to trade in HealthEquity securities while in possession of material, nonpublic information (“MNPI”), and the policy establishes that sharing MNPI, or ‘tipping’ is also prohibited. The policy also sets forth the trading windows during which directors, officers, and employees are allowed to trade or enter into or modify 10b(5)-1 plans that control their trading. Directors and executive officers are subject to additional requirements under the policy. It is also the practice of the Company to comply with all applicable securities laws when transacting in its own securities. A copy of our Insider Trading Policy has been filed with the SEC as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended January 31, 2025.
Our Insider Trading Policy prohibits directors, executive officers, and all other employees of the Company from engaging in short sales of our equity securities, buying or selling options or other derivative securities on our equity securities, and from hedging or monetization transactions (such as prepaid variable forward contracts, equity swaps, collars and exchange funds). In addition, these persons are prohibited from holding our equity securities in a margin account or pledging our equity securities as collateral for a loan.
Stockholder Engagement
We carefully consider feedback from our stockholders regarding our executive compensation program and corporate governance issues. Our stockholders are invited to express their views to members of our board of directors as described under “Policies and Procedures for Communications to Independent Directors” below. We also engage in dialogue with our major stockholders throughout the year to solicit their views and opinions about various topics and matters of mutual interest.
We believe that our stockholder outreach process continues to strengthen our understanding of our stockholders’ concerns and the issues on which they are focused. We therefore expect to continue to engage with our stockholders on a regular basis.
Policies and Procedures for Communications to Independent Directors
In cases where stockholders wish to communicate directly with our non-management directors, messages can be sent to our General Counsel at:
HealthEquity, Inc.
15 W. Scenic Pointe Drive, Suite 100
Draper, UT, 84020
(801) 727-1000
Our General Counsel will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, route such communications to the appropriate member(s) of the board of directors. Our General Counsel may decide in the exercise of his judgment whether a response to any stockholder communication is necessary and shall provide a report to our nominating, governance and corporate sustainability committee on a quarterly basis of any stockholder communications received to which the General Counsel has responded. This procedure does not apply to communications to non-management directors from officers or directors of HealthEquity who are stockholders or to stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

HealthEquity, Inc. 2025 Proxy Statement	23

Proposal No. 2
Ratification of Appointment of Independent Registered Public Accounting Firm
Our audit and risk committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending January 31, 2026. PwC also served as our independent registered public accounting firm for the fiscal year ended January 31, 2025. Pursuant to the requirement mandated by the Sarbanes-Oxley Act of 2002, PwC’s lead audit partner rotates every five years, and will be required to rotate after the completion of the audit of our financial statements for the fiscal year ending January 31, 2026.
At the Annual Meeting, stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2026. Stockholder ratification of the appointment of PwC is not required by our by-laws or other applicable legal requirements. However, our board of directors is submitting the appointment of PwC to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit and risk committee. Even if the appointment is ratified, our audit and risk committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during the fiscal year ending January 31, 2026, if our audit and risk committee believes that such a change would be in the best interests of the Company and its stockholders.
Representatives of PwC are expected to be present virtually at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.
Recommendation

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2026.

24	HealthEquity, Inc. 2025 Proxy Statement

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by PwC for the fiscal years ended January 31, 2025 and 2024.

	2025 ($ in thousands)	2024 ($ in thousands)

Audit fees(1)	3,423	3,184
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	2	2
Total	3,425	3,186
(1)Audit fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, services rendered in connection with registration statements on Form S-8 and Form S-3, services performed in connection with the filing of a prospectus supplement, and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit fees.”
(3)Tax fees consist of fees billed for professional services rendered by PwC for tax advice.
(4)All other fees consist of the aggregate fees billed for products and services provided and not otherwise included in “Audit fees,” “Audit-related fees” or “Tax fees”.
Auditor Independence
In the fiscal year ended January 31, 2025, there were no other professional services provided by PwC that would have required our audit and risk committee to consider their compatibility with maintaining the independence of PwC.
Audit and Risk Committee Policy on Pre-Approval of Audit and Permitted Non-Audit and Tax Services of Independent Registered Public Accounting Firm
Our audit and risk committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit and risk committee is required to pre-approve all audit and permitted non-audit and tax services performed by our independent registered public accounting firm in order to ensure that the provision of such services do not impair such accounting firm’s independence. All fees paid to PwC for the fiscal years ended January 31, 2025 and 2024 were pre-approved by our audit and risk committee.
Vote Required
The ratification of the appointment of PwC requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

HealthEquity, Inc. 2025 Proxy Statement	25

Audit and Risk Committee Report
The information contained in the following Audit and Risk Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that HealthEquity, Inc., or the Company, specifically incorporates it by reference in such filing.
As members of the audit and risk committee, we are responsible for overseeing the Company’s accounting and financial reporting processes, the Company’s risk management and risk governance structure, the performance of the Company’s internal audit function and the audit of the Company’s financial statements. In addition, the audit and risk committee is responsible for reviewing and approving the Company’s risk management plan for each fiscal year. During the fiscal year ended January 31, 2025, the audit and risk committee held 10 meetings—with and without management present—at which the audit and risk committee reviewed and discussed, among other items, the Company’s operational auditing procedures, the annual plan and scope of work of the independent auditor, and the requirements of, and the Company’s compliance with Section 404 of the Sarbanes-Oxley Act, including the Public Company Accounting Oversight Board’s, or PCAOB’s, Auditing Standard No. 5 regarding the audit of internal control over financial reporting.
The audit and risk committee has oversight responsibility for management’s implementation of procedures for identifying, monitoring and communicating the risks inherent to the Company’s business, including financial and strategic risks and risks regarding the Company’s operations and reputation (including cyber risks). The audit and risk committee receives regular reports from management regarding the Company’s assessment of risk and regularly reports to the full board of directors. In addition, the cybersecurity and technology committee refers to the audit and risk committee any matters that have come to the attention of the cybersecurity and technology committee that fall under the oversight of the audit and risk committee, or are otherwise relevant for noting or consideration by the audit and risk committee, including any matters relating to the Company’s internal control over financial reporting.
The audit and risk committee has established a telephone and Internet whistleblower hotline available to employees of the Company for the confidential and anonymous submission of suspected violations, including complaints regarding accounting, internal accounting controls or auditing matters, harassment, fraud and policy violations. The audit and risk committee receives regular updates on submissions to the hotline.
The audit and risk committee has reviewed and discussed the Company’s audited consolidated financial statements with management and PricewaterhouseCoopers LLP, or PwC, the Company’s independent registered public accounting firm. The audit and risk committee has discussed with PwC the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the PCAOB.
The audit and risk committee has received and reviewed the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC’s communications with the audit and risk committee concerning independence, and has discussed with PwC its independence. In such discussions, the audit and risk committee considered, among other things, the length of time the PwC audit partner and other staff have been on the engagement, and other relationships that may impact the firm’s objectivity and independence.
Based on the review and discussions referred to above, the audit and risk committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2025, for filing with the Securities and Exchange Commission.
Respectfully submitted by the members of the audit and risk committee of the board of directors:
Adrian Dillon (Chair)
Rajesh Natarajan
Stuart Parker

26	HealthEquity, Inc. 2025 Proxy Statement

Proposal No. 3
Advisory Vote on Fiscal 2025 Compensation Paid to Our Named Executive Officers
Section 14A of the Exchange Act enables our stockholders to vote to approve, on a non-binding, advisory basis, the fiscal 2025 compensation paid to our named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation,” including the Compensation Discussion and Analysis, compensation tables and narrative discussion that follows the compensation tables. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation paid to our named executive officers. Our stockholders previously approved, on a non-binding, advisory basis, that we conduct a “say-on-pay” vote on an annual basis.
As described in detail in the section of this proxy statement titled “Executive Compensation,” our compensation program for our named executive officers is designed to (i) attract and retain highly qualified named executive officers, who are critical to our long-term success; (ii) motivate and reward our named executive officers for achieving our short-term business and long-term strategic goals; and (iii) align the financial interests of our named executive officers with those of our stockholders.
Stockholders are urged to read the Compensation Discussion and Analysis, compensation tables and narrative discussion that follows the compensation tables in this proxy statement, which discuss in greater detail our compensation philosophy, policies and practices. Our board of directors believes that the compensation paid to our named executive officers is necessary, appropriate and properly aligned with our compensation philosophy and policies.
This vote is not intended to address any specific item of compensation, but rather the overall compensation paid to our named executive officers, and the philosophy, policies and practices described in this proxy statement. Accordingly, stockholders are being asked to indicate their support for the compensation paid to our named executive officers as described in this proxy statement by approving the following advisory resolution:
RESOLVED, that the stockholders of the Company approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.
Although the vote is intended to be advisory and non-binding, we value the views of our stockholders, and the board of directors and our talent, compensation and culture committee will consider the voting results, along with other relevant factors, in connection with their ongoing evaluation of our executive compensation program.
Recommendation

The Board of Directors unanimously recommends that stockholders vote their shares, on a non-binding, advisory basis, “FOR” the proposal to approve the compensation paid to our named executive officers as described in this proxy statement.

Vote Required
The approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers as described in this proxy statement requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on this proposal.

HealthEquity, Inc. 2025 Proxy Statement	27

Executive Officers
The following table identifies certain information about our executive officers as of May 13, 2025. Each executive officer serves at the discretion of our board of directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
Scott Cutler	55	President and Chief Executive Officer
Stephen Neeleman, M.D.	57	Founder and Vice Chairman
James Lucania	46	Executive Vice President and Chief Financial Officer
Elimelech Rosner	68	Executive Vice President and Chief Technology Officer
Delano Ladd	44	Executive Vice President and General Counsel
Michael Fiore	50	Executive Vice President and Chief Commercial Officer

Scott Cutler
President and Chief Executive Officer

Director Since: 2025 Executive Officer Since: 2025
Scott Cutler has served as our President and Chief Executive Officer since January 2025 when he also joined our board of directors.
Mr. Cutler’s most recently served as the Chief Executive Officer of StockX, a role he held from 2019 until January 2025 when he joined HealthEquity. From 2017 through 2019, Mr. Cutler held key roles at eBay, including Senior Vice President of the Americas. He was President of StubHub between 2015 and 2017, and earlier in his career, between 2006 and 2015, served as Executive Vice President at the New York Stock Exchange.
Mr. Cutler began his career as a corporate securities lawyer and later transitioned into technology investment banking, focusing on corporate finance, mergers and acquisitions, and strategic advisory.
Mr. Cutler currently serves on the board of directors for Brookfield Asset Management Ltd. (NYSE: BAM) and Vibrant Emotional Health, the nonprofit organization behind the 988 Suicide and Crisis Lifeline.
Mr. Cutler holds a Juris Doctor degree from the University of California, Hastings College of the Law, and a Bachelor of Science in Economics from Brigham Young University.

28	HealthEquity, Inc. 2025 Proxy Statement

Executive Officers

Stephen Neeleman, M.D.
Founder and Vice Chairman

Director Since: 2002 Executive Officer Since: 2002
Stephen Neeleman, M.D. founded HealthEquity in 2002 and has served as our Vice Chairman since February 2014, having previously served as Chief Executive Officer from November 2002 through January 2014 and as a director since November 2002. Dr. Neeleman is a board certified general surgeon and practiced in Arizona and for Intermountain Healthcare in Utah, from July 2003 to December 2014. Dr. Neeleman is the co-author of The Complete HSA Guidebook—How to Make Health Savings Accounts Work for You and a contributor to The Innovator’s Prescription—A Disruptive Solution for Health Care. While on the faculty of the University of Arizona Department of Surgery, Dr. Neeleman spent time in Washington, D.C. educating lawmakers prior to the passage of the law that created HSAs. He serves on the America’s Health Insurance Plans’ HSA Leadership Council and the American Bankers’ Association HSA Council. He also serves on the State of Utah’s Health Data Committee and the Governor’s Office of Economic Development Board of Directors.
Prior to attending medical school, Dr. Neeleman worked as a senior manager for Morris Air (later acquired by Southwest Airlines).
Dr. Neeleman holds a B.A. from Utah State University and an M.D. from the University of Utah, and completed his surgical residency at the University of Arizona in Tucson.

James Lucania
Executive Vice President and Chief Financial Officer

Executive Officer Since: 2023
James Lucania has served as our Executive Vice President and Chief Financial Officer since September 2023. Prior to joining HealthEquity, Mr. Lucania was the Chief Financial Officer of Ascensus Holdings from August 2016 to July 2023. Prior to that, Mr. Lucania was the Chief Financial Officer of Checkpoint Systems, Inc. from March 2015 to June 2016, and Vice President of Finance and Treasurer of Checkpoint Systems from October 2012 to March 2015. Prior to joining Checkpoint Systems, Mr. Lucania served in various positions at Miller Buckfire & Co. and Levine Leichtman Capital Partners.
Mr. Lucania holds a B.S. in economics and a B.A. in music from the University of Pennsylvania, and an M.B.A. from the UCLA Anderson School of Management.

Elimelech Rosner
Executive Vice President and Chief Technology Officer

Executive Officer Since: 2022
Elimelech Rosner has served as our Executive Vice President and Chief Technology Officer since March 2022 and leads our technology team. Prior to joining HealthEquity, Mr. Rosner was Chief Product and Technology Officer for Finastra Limited from 2018 to 2022. Prior to his employment by Finastra Limited, Mr. Rosner worked in various technology leadership roles at NCR Payment Solutions from 2011 to 2018, including most recently as Chief Technology Officer from 2016 to 2018.
Mr. Rosner holds a B.A. in Computer Science and a B.S. in Civil Engineering, each from Technion - Israel Institute of Technology.

HealthEquity, Inc. 2025 Proxy Statement	29

Executive Officers

Delano Ladd
Executive Vice President and General Counsel

Executive Officer Since: 2016
Delano Ladd has served as our Executive Vice President and General Counsel since September 2016, having previously served as our Deputy General Counsel from April to September 2016. Prior to joining HealthEquity, Mr. Ladd worked as an attorney in the Corporate and Financial Services practice group in the New York office of Willkie Farr & Gallagher LLP.
Mr. Ladd holds a B.A. from the University of Colorado and a J.D. from St. John’s University School of Law.

Michael Fiore
Executive Vice President and Chief Commercial Officer

Executive Officer Since: 2024
Michael Fiore has served as our Executive Vice President and Chief Commercial Officer since March 2024. Prior to joining HealthEquity, Mr. Fiore spent over 18 years with Mastercard Inc. (NYSE: MA), serving as Executive Vice President Business Integration & Expansion – Mastercard Data & Services from May 2020 to March 2024, as Executive Vice President & General Manager – National Accounts Issuer Segment North American Markets from January 2017 to May 2020, and in several other positions of increasing responsibility from May 2005 to January 2017.
Mr. Fiore holds a B.A. in economics from Manhattanville College.

30	HealthEquity, Inc. 2025 Proxy Statement

Talent, Compensation and Culture Committee Report
Our talent, compensation and culture committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, our talent, compensation and culture committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted by the members of the talent, compensation and culture committee of the board of directors:
Debra McCowan (Chair)
Evelyn Dilsaver
Robert Selander

HealthEquity, Inc. 2025 Proxy Statement	31

Compensation Discussion
and Analysis
This Compensation Discussion and Analysis describes the compensation program for our named executive officers. During the fiscal year ended January 31, 2025, these individuals were:
•Scott Cutler, our President and Chief Executive Officer (our “CEO”)
•Jon Kessler, our former President and Chief Executive Officer (our “Former CEO”)
•James Lucania, our Executive Vice President and Chief Financial Officer (our “CFO”)
•Michael Fiore, our Executive Vice President and Chief Commercial Officer (our “CCO”)
•Elimelech Rosner, our Executive Vice President and Chief Technology Officer (our “CTO”)
•Delano Ladd, our Executive Vice President and General Counsel (our “GC”)
•Selim Aissi, our former Executive Vice President and Chief Security Officer (our “Former CSO”)
•Stephen Neeleman M.D., our Founder and Vice Chairman (our “Founder and Vice Chairman”)
We have elected to voluntarily describe the compensation of Stephen Neeleman M.D., our Founder and Vice Chairman, in this proxy statement even though he is not considered a named executive officer under the Securities and Exchange Commission’s compensation disclosure rules. References to named executive officers in this Compensation Discussion and Analysis include Dr. Neeleman unless specifically stated otherwise.
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during the fiscal year ended January 31, 2025. It also provides an overview of our executive compensation philosophy and objectives. Finally, it analyzes how and why our talent, compensation and culture committee, which we refer to as the compensation committee in this Compensation Discussion & Analysis, arrived at the specific compensation decisions for our executive officers, including the named executive officers, for the fiscal year ended January 31, 2025, including the key factors that the compensation committee considered in determining their compensation.
Executive Summary
Fiscal Year 2025 Business Highlights
During the fiscal year ended January 31, 2025, we continued to execute on our core financial and business objectives. Our key financial and operational results were as follows:
•Overall revenue of $1,199.8 million, representing an increase of 20% from the fiscal year ended January 31, 2024
•Net income of $96.7 million, compared to $55.7 million in the fiscal year ended January 31, 2024, representing an increase of 74%
•Net income per diluted share of $1.09, compared to $0.64 for the fiscal year ended January 31, 2024, representing an increase of 70%
•Adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”)(1) of $471.8 million, representing an increase of 28% from the fiscal year ended January 31, 2024
•9.9 million health savings accounts (“HSAs”) at the end of the fiscal year ended January 31, 2025, representing an increase of 14% compared to the fiscal year ended January 31, 2024
•New HSAs from sales of 1,040,000
•17.0 million Total Accounts, including both HSAs and complementary CDBs, an increase of 9% compared to the fiscal year ended January 31, 2024
•HSA Assets of $32.1 billion as of January 31, 2025, representing an increase of 27% from the fiscal year ended January 31, 2024
•Appointed Scott Cutler as President and Chief Executive Officer
•The Company acquired the BenefitWallet HSA portfolio
•The Company repurchased 1.4 million shares of its common stock for $122.2 million
(1) Adjusted EBITDA is not a generally accepted accounting principles (“GAAP”) financial measure. The definition of this non-GAAP financial measure, and a reconciliation to the most comparable GAAP measure, is included in Exhibit A to this proxy statement.

32	HealthEquity, Inc. 2025 Proxy Statement

Compensation Discussion and Analysis
Fiscal Year 2025 Executive Compensation Highlights
The following key compensation actions were taken with respect to our executive officers, including the named executive officers, for the fiscal year ended January 31, 2025 in order to better align their compensation with those holding similar executive positions within our compensation peer group:

Base Salaries
Annual base salaries for our CFO, Founder and Vice Chairman, GC, and Former CSO were unchanged from their previous year-end levels for the fiscal year ended January 31, 2024. The annual base salaries for our Former CEO and CTO were increased by 7% and 5%, respectively, from their previous year-end level for the fiscal year ended January 31, 2024 in order to better align their compensation with those holding similar positions within our compensation peer group. In connection with the hiring of our CEO effective January 6, 2025, our CEO received an annual base salary of $775,000. In connection with the hiring of our CCO effective March 25, 2024, our CCO received an annual base salary of 550,000.

Annual Cash Bonuses
The target annual cash bonus opportunities for our Former CEO, CFO, Founder and Vice Chairman, CTO, GC, and Former CSO were unchanged from their previous levels for the fiscal year ended January 31, 2024. In connection with the hiring of our CEO, effective January 6, 2025, our CEO was eligible to earn an annual cash bonus with a target of 100% of his base salary under the terms of our executive bonus program, which was pro-rated for FY25 based on the numbers of days worked. In connection with the hiring of our CCO, effective March 25, 2024, our CCO was eligible to earn an annual cash bonus with a target of 75% of his base salary under the terms of our executive bonus program, pro-rated to account for the number of days actually worked in FY25. Based on our performance as measured against our corporate performance objectives, annual cash bonuses paid to our CEO, Former CEO, CFO, Founder and Vice Chairman, CTO, and GC under the 2025 Executive Bonus Plan were 130% of their target annual cash bonus opportunities, and the annual cash bonus paid to our CCO was 124% of his target annual cash bonus opportunity. In connection with his involuntary separation without cause, our Former CSO received a pro-rated annual cash bonus payment pursuant to the terms of his employment agreement.

Long-Term Incentive Compensation
Our Former CEO, CFO, Founder and Vice Chairman, CCO, CTO, and GC received performance-based vesting restricted stock units (“PRSUs”, and such PRSUs granted in the fiscal year ended January 31, 2025, are referred to herein as the “FY25 PRSUs”) which are earned and vest based (i) 75% on our relative total stockholder return compared to the stock price of the constituents of the Russell 2000 index, and (ii) 25% on our cumulative non-GAAP net income per share (as defined under “—Compensation Discussion and Analysis—Individual Compensation Elements—Long-Term Incentive Compensation”) in the period beginning March 27, 2024 (the date the FY25 PRSUs were granted) and ending January 31, 2027. All of our Former CEO’s long-term incentive compensation was in the form of these PRSUs. In addition, our CEO, CFO, Founder and Vice Chairman, CCO, CTO, GC, and Former CSO were granted long-term incentive compensation in the form of time-based vesting restricted stock units (“RSUs”), which vest over a multi-year period.

Pay-for-Performance Discussion
We believe that our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our executive officers. To ensure that our executive officers’ interests are aligned with those of our stockholders and to motivate and reward individual initiative and effort, the compensation committee seeks to ensure that a majority of their target annual total direct compensation opportunity is “at-risk” and will vary above or below target levels commensurate with our performance.
We emphasize performance-based compensation that appropriately rewards our executive officers for delivering financial, operational, and strategic results that meet or exceed pre-established goals through our annual cash bonus plan, as well as through the grant of both time-based and performance-based vesting equity awards for shares of our common stock, which we use to deliver long-term incentive compensation opportunities.
Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The compensation committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during the fiscal year ended January 31, 2025:

HealthEquity, Inc. 2025 Proxy Statement	33

Compensation Discussion and Analysis

What We Do:
•Independent Compensation Committee. Our compensation committee is comprised solely of independent directors.
•Independent Compensation Committee Advisor. The compensation committee engaged its own independent compensation consultant to assist with its compensation review for the fiscal year ended January 31, 2025.
•Annual Executive Compensation Review. The compensation committee reviews and approves our compensation strategy, including a review and determination of our compensation peer group to be used for comparative purposes and a review of our compensation-related risk profile, to ensure that our compensation programs do not encourage excessive or inappropriate risk taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.
•Multi-Year Vesting and Earn-Out Requirements. The equity awards granted to our executive officers under the 2024 Plan are subject to minimum vesting requirements, and vest or are earned over multi-year periods, consistent with current market practice and our retention objectives.
•Risk Mitigation. Our executive compensation program is designed, in part, to manage business and operational risk and to discourage short-term risk taking at the expense of long-term results.
•Pay for Performance. A majority of target annual compensation for our executive officers, including the named executive officers, is “at-risk” compensation, including the performance-based annual cash incentive and long-term equity awards, subject to both performance-based and time-based vesting requirements.
•Limited Executive Perquisites. We limit the number and amount of executive perquisites and other personal benefits provided to our executive officers.
•Double-Trigger Vesting of Equity Awards. Following the adoption of the 2024 Plan, all outstanding equity awards held by our executive officers (other than certain initial equity awards granted to our Chief Executive Officer) granted under the 2024 Plan will vest only upon a qualifying termination within a 24-month period following a change in control of the Company in which the awards are assumed or substituted by the acquirer.
•Stock Ownership Guidelines. We maintain robust stock ownership guidelines to further align the interests of our executive officers with the interests of our stockholders.
•Clawback Policy. Our board of directors has adopted a clawback policy for the purpose of recouping certain executive compensation.
•Engage with Our Stockholders. We engage with our stockholders to discuss and understand their perceptions or concerns regarding our executive compensation program and other matters.
•CEO Minimum Holding Period. We have adopted a policy requiring our Chief Executive Officer to retain the net shares acquired pursuant to equity awards under our 2024 Plan for a period of 12 months following vesting.

What We Do Not Do
•No Special Retirement Plans. We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans, or arrangements to our executive officers that are not generally available to our other full-time, salaried team members.
•No Special Health or Welfare Benefits. Our executive officers participate in broad-based, company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried team members.
•No Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits to our executive officers.
•No Post-Employment Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.
•Hedging and Pledging Prohibited. We prohibit our executive officers, directors and other team members from hedging or pledging our equity securities.
•No Repricing of Awards. Our 2024 Plan prohibits repricing of awards or the cancellation of underwater stock options and stock appreciation rights, without prior stockholder approval.
•No Liberal Share Recycling. We do not allow liberal share recycling under our 2024 Plan.
•No Dividends or Dividend Equivalents on Unvested Awards. We do not pay dividends or dividend equivalents on awards unless and until the performance shares are earned and vest. No dividends or dividend equivalents are payable in respect of stock options or stock appreciation rights

34	HealthEquity, Inc. 2025 Proxy Statement

Compensation Discussion and Analysis
FY25 Executive Officer Changes
New Chief Executive Officer
On January 6, 2025, Mr. Cutler started his employment as our President and Chief Executive Officer. Mr. Cutler’s initial compensation consists of a $775,000 base salary, $650,000 sign-on bonus, 100% target bonus (pro-rated for FY25 based on the number of days worked), and $7.5 million time-based new hire equity award. Mr. Cutler’s initial compensation was determined after consultation with our compensation consultant and through an arm’s-length negotiation at the time of Mr. Cutler’s hiring.
New Chief Commercial Officer
On March 25, 2024, Mr. Fiore started his employment as our Chief Commercial Officer. Mr. Fiore’s initial compensation consists of a $550,000 base salary, 75% target bonus (pro-rated for FY25 based on the number of days worked), and $5.75 million new hire equity award. Mr. Fiore’s initial compensation was determined after consultation with our compensation consultant and through an arm’s-length negotiation at the time of Mr. Fiore’s hiring.
Former Chief Security Officer Termination
On June 5, 2024, Mr. Aissi’s employment as our Chief Security Officer was involuntarily terminated without cause. Upon termination of his employment, Mr. Aissi received severance for a termination without cause pursuant to the terms of his employment agreement. Please see “Potential Payments Upon Termination or Change In Control” below for more information on the severance terms included in our employment agreements, including for Mr. Aissi.
Former Chief Executive Officer Retirement
On January 6, 2025, Mr. Kessler retired from his position as President and Chief Executive Officer. He served as a Special Advisor to the Company from January 6, 2025, until April 30, 2025, and there was no change to his base salary during such period. Please see “Potential Payments Upon Termination or Change In Control” below for more information on Mr. Kessler’s transition and retirement.
Executive Compensation Philosophy and Program Design
Compensation Philosophy
Our executive compensation program is guided by our overarching philosophy of only paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:
•Provide compensation and benefit levels that will attract, retain, motivate, and reward a highly talented team of executive officers within the context of responsible cost management;
•Establish a direct link between our financial and operational results and strategic objectives and the compensation of our executive officers; and
•Align the interests and objectives of our executive officers with those of our stockholders by linking the long-term incentive compensation opportunities to stockholder value creation and their cash incentives to our annual performance.
Program Design
We structure the annual target total direct compensation of our executive officers, including the named executive officers, using three principal elements: base salary, an annual cash bonus opportunity, and a long-term incentive compensation opportunity in the form of equity awards for shares of our common stock. We also design our executive compensation program based on a variety of factors, with the primary goals being to align the interests of our executive officers and stockholders and to link pay with performance. We evaluate performance over both short-term (annual) and multi-year periods based on our financial and operational performance, including results for certain key performance measures.

HealthEquity, Inc. 2025 Proxy Statement	35

Compensation Discussion and Analysis
Governance of Executive Compensation Program
Role of the Compensation Committee
The compensation committee discharges the responsibilities of our board of directors relating to the compensation of our executive officers, including the named executive officers. The compensation committee has overall responsibility for: (i) overseeing our compensation and benefits policies generally; (ii) overseeing, evaluating, and approving the compensation plans, policies, and programs applicable to our CEO as well as our other executive officers; (iii) overseeing, evaluating, and recommending to our full board of directors for approval compensation plans and arrangements for the non-employee members of our board of directors; (iv) determining and overseeing the process of evaluating our CEO’s performance; and (v) overseeing the preparation of, reviewing, and approving this Compensation Discussion and Analysis. With respect to our CEO, the compensation committee sets, and with respect to our other executive officers, the compensation committee reviews and approves their:
•annual base salaries;
•annual cash bonus opportunities and payments;
•long-term incentive compensation;
•employment agreements (including post-employment compensation arrangements); and
•other compensation, perquisites, and other personal benefits, if any.
The compensation committee’s practice of developing and maintaining compensation arrangements that are competitive includes a balance between hiring and retaining the best possible talent and maintaining a reasonable and responsible cost structure.
Role of Chief Executive Officer and Members of Our Management Team
In discharging its responsibilities, the compensation committee works with members of our management team, including our CEO. The management team assists the compensation committee by providing information on Company and individual performance, and management’s perspective and recommendations on compensation matters. The compensation committee solicits and reviews our CEO’s recommendations and proposals with respect to adjustments to annual cash compensation, long-term incentive compensation opportunities, program structures, and other compensation-related matters for our executive officers (other than with respect to the CEO’s own compensation). The compensation committee reviews and discusses these recommendations and proposals with our CEO and uses them as one factor in determining and approving the compensation for our executive officers (other than our CEO) and other members of our executive leadership team. Our CEO recuses himself from all discussions and recommendations regarding his own compensation.
Role of Compensation Consultant
The compensation committee has the authority to retain and terminate compensation consultants, legal counsel, and other advisors as it may deem necessary to assist it in the performance of its duties and responsibilities, without consulting or obtaining the approval of the senior management of the Company. The compensation committee recognizes the importance of objective, independent expertise and advice in carrying out its responsibilities and, therefore, engages an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review.
The compensation committee engaged Semler Brossy, a national compensation consulting firm, as its compensation advisor for the fiscal year ended January 31, 2025. The compensation consultant reports directly, and is directly accountable, to the compensation committee, and the compensation committee has the sole authority to retain, terminate, and obtain the advice of Semler Brossy at the Company’s expense. The compensation committee selected Semler Brossy as its compensation consultant because of the firm’s expertise and reputation and the fact that Semler Brossy provides no services to us other than its services to the compensation committee, has no other ties to management that could jeopardize its independent status, and has strong internal governance policies that help ensure that it maintains its independence.
During the fiscal year ended January 31, 2025, our compensation consultants attended the meetings of the compensation committee (both with and without management present) as requested by the compensation committee and consulted with the compensation committee chair and other members between meetings.
The compensation committee regularly reviews the objectivity and independence of the advice provided by its compensation advisors on executive and non-employee director compensation. The compensation committee considered the independence of Semler Brossy under the relevant SEC rules and NASDAQ listing standards and determined that its work does not give rise to any conflicts of interest.

36	HealthEquity, Inc. 2025 Proxy Statement

Compensation Discussion and Analysis
Compensation Review Cycle
The compensation committee reviews the base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our executive officers, including the named executive officers, during the first half of each fiscal year, or more frequently as warranted. Adjustments, if any, are generally effective shortly thereafter.
Compensation-Setting Process
With the assistance of its compensation consultant, Semler Brossy, the compensation committee benchmarks total direct compensation for our executive officers to our compensation peer group. The compensation committee considers this market data, along with an executive’s impact, individual performance, and other relevant factors as further discussed below, when making compensation decisions. Total direct compensation for this purpose is comprised of base salary, annual cash incentives, and long-term equity incentives. When selecting and setting the amount of each compensation element, the compensation committee may consider the following factors:
•our performance against the financial and operational objectives established by the compensation committee and our board of directors;
•each individual executive officer’s skills, experience, and qualifications relative to other similarly situated executives at the companies in our compensation peer group and/or in selected broad-based compensation surveys;
•the scope of each executive officer’s role compared to other similarly situated executives at the companies in our compensation peer group and/or in selected broad-based compensation surveys;
•the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;
•compensation parity among our executive officers;
•our financial performance relative to our peers; and
•the compensation practices of our compensation peer group and the positioning of each executive officer’s compensation relative to the compensation levels of similarly situated executives at the companies in our compensation peer group and/or in selected broad-based compensation surveys.
These factors provide the framework for compensation decision making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor was the impact of any factor on the determination of pay levels quantifiable.
Competitive Positioning
For purposes of comparing our executive compensation against the competitive market, the compensation committee reviews and considers the compensation levels and practices of a group of comparable companies. During much of the fiscal year ended January 31, 2025, the compensation committee referenced the following compensation peer group for purposes of understanding the competitive market:

•ACI Worldwide, Inc.	•Evolent Health, Inc.	•Paylocity Holding Corporation
•Black Knight, Inc.(1)	•Green Dot Corporation	•Progyny, Inc.
•BlackBaud, Inc.	•Guidewire Software Inc.	•Tyler Technologies, Inc.
•Dayforce, Inc.(2)	•Omnicell, Inc.	•Verint Systems Inc.
•CorVel Corporation	•Paycom Software, Inc.	•WEX Inc.
•Envestnet, Inc.
(1)On September 5, 2023, Intercontinental Exchange, Inc. completed its acquisition of Black Knight, Inc.
(2)On January 31, 2024, Ceridian HCM Holding Inc. changed its name to Dayforce, Inc.
The companies in this compensation peer group were selected on the basis of their similarity to us in size, as determined using the following criteria:
•similar revenue size
•similar market capitalization

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Compensation Discussion and Analysis
The compensation committee further refined the peer group by considering each company’s:
•profitability—positive operating income
•revenue growth—equal to or greater than approximately 10%
•similar industry focus—financial technology and technology-enabled business services
•geographic location
To analyze the compensation practices of the companies in our compensation peer group, the compensation committee’s compensation consultant gathers data from public filings (primarily proxy statements). In the fiscal year ended January 31, 2025, this market data was then used as a reference point for the compensation committee to assess our current incentive compensation levels in the course of its deliberations on compensation forms and amounts. The compensation committee considers this market data, along with an executive’s impact, individual performance, and other relevant factors discussed above when assessing compensation design and pay levels.
In selecting peers, our compensation committee seeks to maintain consistency from year to year, other than for events potentially calling for immediate elimination of a peer group member. In September 2024, the compensation committee, with the assistance of Semler Brossy, modified our peer group by removing Black Knight, Inc. because it was acquired and Green Dot Corporation because it fell below the market capitalization and profitability criteria. In addition, the compensation committee, with the assistance of Semler Brossy, added Alight, Inc., PayCor HCM, Inc., and Pegasystems Inc. to our peer group. This updated peer group will continue to be used for analyzing compensation practices during the fiscal year ending January 31, 2026. The compensation committee has and will continue to review our compensation peer group at least annually and make adjustments to its composition, taking into account changes in both our business and the businesses of the companies in the peer group.
Advisory Vote on Named Executive Officer Compensation
At our 2024 annual meeting of stockholders, our “say-on-pay” proposal resulted in a favorable vote from approximately 98% of the shares present and entitled to vote at the annual meeting. We believe the level of support was due to the appropriateness of the overall design of our executive compensation program and our communications with our stockholders and responsiveness to stockholder feedback obtained through our stockholder engagement process. The compensation committee noted the results of the vote and made no changes to our compensation program or policies as a result.
Frequency of Say-on-Pay Vote
Consistent with the preference expressed by our stockholders at our 2023 annual meeting of stockholders, our board of directors decided that the Company will include a vote to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers in our proxy materials every year until the next required advisory vote to approve the frequency of future advisory votes on named executive officer compensation, which will occur at the 2029 annual meeting of stockholders.
Individual Compensation Elements
In the fiscal year ended January 31, 2025, the primary elements of our executive compensation program consisted of base salary, an annual cash bonus opportunity, and long-term incentive compensation in the form of equity awards. While the compensation committee reviews each of these compensation elements, as well as target total direct compensation, it does not use any specific formula to determine the allocation between fixed and variable compensation in making its decisions. Rather, the compensation committee considers together all elements that comprise the target total direct compensation of our executive officers, including the named executive officers, rather than each element in isolation.

38	HealthEquity, Inc. 2025 Proxy Statement

Compensation Discussion and Analysis

Compensation Element	Primary Purpose of Compensation Element	Philosophy Behind Providing Compensation Element
Annual Compensation:
Base Salary	•A fixed portion of the compensation that reflects expertise and scope of responsibilities.	•Provides a base component of total compensation. •Attracts and retains key talent. •Provides financial certainty and stability. •Recognition of individual performance.
Performance-Based Annual Cash Bonus Opportunity
•Provides “at-risk” pay that reflects annual Company performance and performance against strategic accomplishments.
•Rewards “top-line” growth and “bottom-line” profitability.
•Rewards execution of our annual operating plan.

•Promotes the achievement of financial and operational performance metrics important to stockholders.
•Reinforces the importance of pre-established strategic accomplishments and goals.
•Rewards team success.

Long-Term Compensation:
Long-Term Incentive Program	•Provides “at-risk” pay with a long-term focus, subject to both performance-based and service-based vesting requirements.	•Retains talent through long-term wealth-creation opportunities. •Attracts and retains key talent. •Aligns our executive officers’ and long-term stockholders’ interests. •Reflects long-term performance.
Other Executive Benefits:
Retirement Programs and Other Benefits	•Provides income security for retirement. •Provides competitive benefits to team members.	•Provides for safety and wellness of our team members. •Attracts and retains key talent.
Base Salary
Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, and the base salaries of our other executive officers and executive officers in similar roles at peer companies. Thereafter, the compensation committee reviews the base salaries of our executive officers annually and makes adjustments to base salaries as it determines to be necessary or appropriate.
In the first quarter of the fiscal year ended January 31, 2025, the compensation committee reviewed the base salaries of our executive officers, including the named executive officers, taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own base salary), and the other factors described above. As a result of such market review, the annual base salaries of our CFO, Founder and Vice Chairman, GC, and Former CSO remained unchanged. In addition, the compensation committee approved increases in the annual base salaries of our Former CEO and CTO in order to better align their compensation with those holding similar positions within our compensation peer group. The annual base salaries of our Former CEO and CTO increased by 7% and 5%, respectively. In connection with the hiring of our CEO effective January 6, 2025, the compensation committee approved an annual base salary for our CEO of $775,000. In connection with the hiring of our CCO effective March 25, 2024, the compensation committee approved an annual base salary for our CCO of $550,000. The base salaries of our executive officers, including the named executive officers, for the fiscal years ended January 31, 2025 and 2024 were as follows:

HealthEquity, Inc. 2025 Proxy Statement	39

Compensation Discussion and Analysis

Named Executive Officer	Fiscal Year 2025 Base Salary(1)	Fiscal Year 2024 Base Salary	% Base Salary Increase

Mr. Cutler(2)	$775,000	N/A	N/A
Mr. Kessler(3)	750,000	700,000	7%
Mr. Lucania	575,000	575,000	0%
Dr. Neeleman	450,000	450,000	0%
Mr. Fiore(2)	550,000	N/A	N/A
Mr. Rosner	575,000	550,000	5%
Mr. Ladd	400,000	400,000	0%
Mr. Aissi(4)	450,000	450,000	0%
(1)Any changes in base salaries are generally effective April 1st of the fiscal year in which the increases are approved.
(2)Mr. Cutler and Mr. Fiore joined the Company on January 6, 2025, and March 25, 2024, respectively.
(3)Mr. Kessler retired from his position as President and Chief Executive Officer effective January 6, 2025, and remained as a Special Advisor to the Company until April 30, 2025, when he retired from all roles at the Company. During the period Mr. Kessler served as a Special Advisor, there were no changes to his base salary.
(4)Mr. Aissi involuntarily separated from the Company without cause on June 5, 2024.
In connection with the compensation committee’s review of our executive officers’ compensation for our fiscal year ending January 31, 2026, the compensation committee approved an increase to the base salary for our Founder and Vice Chairman, which increased from $450,000 to $500,000, effective April 1, 2025. The compensation committee made this change in order to compensate him for increased responsibilities.
Annual Cash Bonuses
For the fiscal year ended January 31, 2025, we had a cash bonus plan, the HealthEquity Executive Bonus Plan for the fiscal year ended January 31, 2025 (the “2025 Executive Bonus Plan”), for our executive officers, including our named executive officers. The compensation committee established each executive officer’s target annual cash bonus opportunity and set the formula and corporate and personal performance measures for bonus payments in March 2024. Under the 2025 Executive Bonus Plan, each executive officer’s target annual cash bonus opportunity was expressed as a percentage of each individual’s base salary. The bonus amount funded under the 2025 Executive Bonus Plan was determined based on the achievement of a percentage based on the target performance level taking into account both Company performance and individual and team performance. The annual cash bonus that our executive officers, including the named executive officers, would actually earn under the 2025 Executive Bonus Plan was based on our achievement with respect to certain corporate performance measures for the fiscal year ended January 31, 2025.
Target Annual Cash Bonus Opportunities
Each of our executive officers participating in the 2025 Executive Bonus Plan was assigned a target annual cash bonus opportunity, the amount of which was calculated as a percentage of his or her base salary. In March 2024, the compensation committee reviewed the target annual cash bonus opportunities of our then-employed executive officers, taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our Former CEO (except with respect to his own target annual cash bonus opportunity), and the other factors described above. Following this review, the compensation committee determined to maintain the annual cash bonus opportunities for our Former CEO, CFO, Founder and Vice Chairman, CTO, GC, and Former CSO at their same levels for the fiscal year ended January 31, 2025. Our CEO’s target annual cash bonus opportunity was determined through an arm’s-length negotiation in connection with his initial appointment in January 2025. Our CCO’s target annual cash bonus opportunity was determined through an arm’s-length negotiation in connection with his initial appointment in March 2024. The target annual cash bonus opportunities of our executive officers, including the named executive officers, for the fiscal year ended January 31, 2025, were as follows:

40	HealthEquity, Inc. 2025 Proxy Statement

Compensation Discussion and Analysis

Named Executive Officer	Fiscal Year 2025 Target Annual Cash Bonus Opportunity (as a Percentage of Base Salary)	Fiscal Year 2025 Target Annual Cash Bonus Opportunity

Mr. Cutler(1)	100%	$55,025
Mr. Kessler	100%	741,803
Mr. Lucania	75%	431,250
Dr. Neeleman	75%	337,500
Mr. Fiore(1)	75%	352,766
Mr. Rosner	75%	428,176
Mr. Ladd	75%	300,000
Mr. Aissi(1)	75%	116,189
(1)Amounts for Mr. Cutler, Mr. Fiore, and Mr. Aissi reflect the pro-rated bonus for the period during which each was employed by the Company during the fiscal year ended January 31, 2025.
In connection with the compensation committee’s review of our executive officers’ compensation for our fiscal year ending January 31, 2026, the compensation committee determined to maintain the annual cash bonus opportunities for each of our continuing executive officers, including the continuing named executive officers, at their same levels as the prior fiscal year.
2025 Executive Bonus Plan Formula
For purposes of the 2025 Executive Bonus Plan, the actual cash bonus payment was based on corporate performance measures and paid as a percentage of the target annual cash bonus opportunity, calculated as follows:

	Funding Percentage(1)
Operating Objective	50%	100%	200%	Weighting Factor

Revenue	95% of target	100% of target	106% of target	33.33%
Adjusted EBITDA	95% of target	100% of target	108% of target	33.33%
New HSA sales	85% of target	100% of target	115% of target	33.34%
(1)Performance achievement between the specified levels was interpolated on a straight-line basis; provided that the funding percentage for each Operating Objective was zero if actual performance was below 50% and was capped at 200%.
Corporate Performance Measures
In March 2024, the compensation committee selected revenue, Adjusted EBITDA (as defined below), and new HSA sales as the corporate performance measures for purposes of the 2025 Executive Bonus Plan. The compensation committee selected these corporate performance measures because it believed that they were appropriate drivers for our business as they provided a balance between generating revenue, managing our expenses, and growing our business, which would enhance stockholder value over both the short-term and long-term. The compensation committee has authority to interpret any of the corporate performance measures, including the right to remove certain extraordinary items and/or unexpected expenses from the calculation of Adjusted EBITDA.
For purposes of the 2025 Executive Bonus Plan, Adjusted EBITDA was defined as earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and certain other non-operating items. The compensation committee believes that Adjusted EBITDA provides useful information to enable our stockholders to understand and evaluate our operating results in the same manner as our management and our board of directors because it reflects operating profitability before consideration of certain non-operating expenses and non-cash expenses.
The target levels for these corporate performance measures were based on our operating plan for the fiscal year ended January 31, 2025, which was reviewed and approved by our board of directors. These target levels were set to reward strong management performance in light of our strategic objectives and the industry and economic conditions and trends at the time the targets were set.

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Compensation Discussion and Analysis
Fiscal Year 2025 Annual Cash Bonus Payments
In March 2025, the compensation committee determined the amounts to be paid under the 2025 Executive Bonus Plan based on our actual performance for the year with respect to each performance measure multiplied by each participant’s target annual cash bonus opportunity. For the fiscal year ended January 31, 2025, our revenue was $1,199.8 million, our Adjusted EBITDA was $471.8 million, and our new HSA sales were 1,040,000. Our performance was above the target level established for revenue, Adjusted EBITDA, and new HSA sales. As a result, according to the 2025 Executive Bonus Plan, funding of the executive bonus pool was calculated as follows:

Corporate Performance Measure	Target Performance Level (in Thousands)	Actual Performance Level (in Thousands)	Funding Percentage	Payment Weighting Percentage	Weighted Funding Percentage

Revenue	$1,171,186	$1,199,774	139%	33.33%	46%
Adjusted EBITDA	469,806	471,751	104%	33.33%	35%
New HSA sales	950,000	1,040,000	163%	33.34%	54%
Total					135%
However, the compensation committee used its discretion under the 2025 Executive Bonus Plan to exclude from the actual results of the corporate performance measures a portion of the impact of new HSA sales through acquired BenefitWallet channels, which were not contemplated at the time of determination of target performance levels. Actual bonus payments made to our executive officers, including the named executive officers, under the 2025 Executive Bonus Plan for the fiscal year ended January 31, 2025, were as follows:

Named Executive Officer	Fiscal Year 2025 Target Annual Cash Bonus Opportunity at 100% Achievement	Fiscal Year 2025 Annual Cash Bonus Opportunity at Maximum Achievement	Fiscal Year 2025 Actual Cash Bonus Paid	Resulting Funding Percentage

Mr. Cutler(1)	$55,025	$110,050	$71,571	130%
Mr. Kessler	741,803	1,483,606	964,344	130%
Mr. Lucania	431,250	862,500	560,625	130%
Dr. Neeleman	337,500	675,000	438,750	130%
Mr. Fiore(1)(2)	352,766	705,532	435,666	124%
Mr. Rosner	428,176	856,352	556,629	130%
Mr. Ladd	300,000	600,000	390,000	130%
Mr. Aissi(1)	116,189	232,378	116,189	100%
(1)Amounts for Mr. Cutler, Mr. Fiore, and Mr. Aissi reflect the pro-rated bonus for the period during which each was employed by the Company during the fiscal year ended January 31, 2025.
(2)The resulting funding percentage for Mr. Fiore was reduced based on the Committee’s discretion after taking into account his individual performance in FY25.
In addition to the above referenced amounts, as noted in greater detail on page 50, Mr. Cutler received a one-time sign-on bonus in the amount of $650,000 resulting from arm’s-length negotiation in connection with his appointment as President and Chief Executive Officer.
Fiscal Year 2026 Executive Bonus Plan
In March 2025, the compensation committee approved the terms of our executive bonus plan for the fiscal year ending January 31, 2026 (the “2026 Executive Bonus Plan”). The compensation committee selected revenue, Adjusted EBITDA (as defined below), and new HSA sales as the corporate performance measures for purposes of the 2026 Executive Bonus Plan, evenly weighted. The compensation committee selected these corporate performance measures because it believes that they are appropriate drivers for our business, as they provide a balance between generating revenue, managing our expenses, and growing our business, which would enhance stockholder value over both the short-term and long-term. The compensation committee has authority to interpret any of the corporate performance measures, including the right to remove certain extraordinary items and/or unexpected expenses from the calculation of Adjusted EBITDA, or to reflect the impact of individual performance.

42	HealthEquity, Inc. 2025 Proxy Statement

Compensation Discussion and Analysis
For purposes of the 2026 Executive Bonus Plan, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expense, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and certain other non-operating items. The compensation committee believes that Adjusted EBITDA provides useful information to enable our stockholders to understand and evaluate our operating results in the same manner as our management and our board of directors, because it reflects operating profitability before consideration of non-operating expenses and non-cash expenses.
The target levels for these corporate performance measures are based on our operating plan for the fiscal year ending January 31, 2026, which was reviewed and approved by our board of directors. These target levels were set to reward strong management performance in light of our strategic objectives and the industry and economic conditions and trends at the time the targets were set, with a potential of 200% of target for maximum performance. These target levels were set as follows:

	Funding Percentage(1)
Operating Objective	50%	100%	200%	Weighting Factor

Revenue	95% of target	100% of target	106% of target	33.33%
Adjusted EBITDA	95% of target	100% of target	108% of target	33.33%
New HSA sales	85% of target	100% of target	115% of target	33.34%
(1)The compensation committee has the authority to interpret any metric of the 2026 Executive Bonus Plan, including the right to remove certain extraordinary and/or unexpected expenses from the calculation of Adjusted EBITDA for purposes of the plan. Linear interpolation will be used to determine payout for performance between threshold and target or target and maximum.
Long-Term Incentive Compensation
As with their other elements of executive compensation, the compensation committee determines the amount of long-term incentive compensation opportunities for our executive officers as part of its annual compensation review and after taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own long-term incentive compensation opportunity), the outstanding equity holdings of each executive officer, the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the companies in our compensation peer group, the potential voting power dilution to our stockholders (our “overhang”) in relation to the companies in our compensation peer group, and the other factors described above.
During the fiscal year ended January 31, 2025, the compensation committee used equity awards in the form of restricted stock units to deliver the annual long-term incentive compensation opportunities to our executive officers and to address special situations as they may arise from time to time.
In March 2024, our compensation committee approved the grant of equity awards to each of our executive officers, including the named executive officers, other than our CEO. The equity awards granted to each of our CFO, Founder and Vice Chairman, CCO, CTO, and GC were delivered in the form of restricted stock units, with one-half of the units of such grant comprised of RSUs and one-half comprised of FY25 PRSUs. Additionally, the compensation committee approved an additional equity award to our CCO, as determined through arm’s-length negotiation in connection with his initial appointment, with a grant date of March 27, 2024. The additional equity award granted to our CCO was delivered 75% in the form of RSUs, which vested 25% on the first anniversary of the grant date with the remainder vesting quarterly on a pro rata basis over the remaining three years of the vesting period and 25% in the form of PRSUs on the same terms approved by the compensation committee for the other executive officers. Each of the RSUs and the PRSUs vest subject to our CCO’s continued employment through the applicable vesting date. This initial appointment award of RSUs was largely intended to compensate our CCO for long-term compensation from his prior employer that he forfeited upon joining HealthEquity, and is not intended to be considered as part of his target total annual compensation. The equity awards granted to our Former CEO were delivered solely in the form of PRSUs, and the equity awards granted to our Former CSO were delivered solely in the form of RSUs. All RSUs vested 25% on April 1, 2025 (the “FY25 award initial vesting date”), with the remaining portion vesting ratably over the 12 following calendar quarters, such that the award is fully vested on the third anniversary of the FY25 award initial vesting date. All PRSUs cliff vest upon approval by the compensation committee following the third anniversary of the grant, based on achievement of applicable performance metrics.
On November 11, 2024, our compensation committee approved the grant of an equity award to our CEO, as determined through arm’s-length negotiation in connection with his initial appointment, with a grant date of January 6, 2025, the day our CEO joined HealthEquity. The equity award granted to our CEO was delivered in the form of RSUs, which vest 33% on each anniversary of the grant over a total of three years, subject to continued employment through the applicable vesting date. This initial appointment award was largely intended to compensate Mr. Cutler for long-term compensation from his prior employer that he forfeited upon joining HealthEquity, and is not intended to be considered as part of his target total annual compensation. Mr. Cutler will be eligible to receive annual equity awards going forward at the same time as the other executive officers, delivered through a mix of 60% PRSUs and 40% RSUs.

HealthEquity, Inc. 2025 Proxy Statement	43

Compensation Discussion and Analysis
Restricted stock units are “full value awards,” meaning that each recipient receives shares of our common stock and vests in the full value of such shares over time. As a result, while the value the recipient realizes in connection with an award of restricted stock units depends on our stock price, RSUs generally have some value even if the Company’s stock price significantly decreases following their grant (unlike PRSUs which are not earned and do not vest unless a minimum performance level is achieved). As a result, RSUs help to secure and retain our executive officers and instill an ownership mentality, regardless of whether the Company’s stock price increases or decreases.
The PRSUs granted to our executive officers, including our named executive officers, are earned and vest based 75% on our relative total stockholder return compared to the stock price of the constituents of the Russell 2000 index in the period beginning March 27, 2024 (the date the PRSUs were granted by the compensation committee) and ending January 31, 2027, as follows:

Relative Total Stockholder Return	Shares Subject to the Award That Become Vested

<10th percentile	0%
10th percentile	25%
50th percentile	100%
≥90th percentile	200%
Linear interpolation will be used to determine the percentage of the shares subject to the award that will be earned and vest between each threshold at or above the 10th percentile.
The remaining 25% of PRSUs granted to our executive officers, including our named executive officers, are earned and vest based on our cumulative non-GAAP net income per share (as defined below) in the period beginning March 27, 2024, (the date the PRSUs were granted by the compensation committee) and ending January 31, 2027, as follows:

Non-GAAP Net Income Per Share	Shares Subject to the Award That Become Vested

<$10.44	0%
$10.44	50%
$12.28	100%
≥$15.35	200%
Linear interpolation will be used to determine the percentage of the shares subject to the award that will be earned and vest between each threshold at or above the $10.44 of cumulative non-GAAP net income per share.
The compensation committee determined that the addition of cumulative non-GAAP net income per share metric provides a more comprehensive view of Company performance than a single, market-based metric.
In addition, the compensation committee added a provision to the FY25 PRSUs such that upon an executive’s eligible retirement (defined as at least 55 years’ old with at least 10 years of service at the Company), the FY25 PRSUs would remain outstanding and eligible to vest based on achievement of performance conditions without regard to the executive’s continued employment on the vesting date.
For purposes of the FY25 PRSUs, non-GAAP net income is calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate. Non-GAAP net income per share is calculated by dividing non-GAAP net income by weighted-average shares outstanding. The compensation committee believes that non-GAAP net income per share provides useful information to enable our stockholders to understand and evaluate our operating results in the same manner as our management and our board of directors because it reflects operating profitability before consideration of certain non-operating expenses and non-cash expenses and serves as a basis for comparison against other companies in our industry.

44	HealthEquity, Inc. 2025 Proxy Statement

Compensation Discussion and Analysis
The table below provides a summary of the equity awards granted to each of our executive officers, including the named executive officers, during the fiscal year ended January 31, 2025:

Named Executive Officer	Date of Grant	Performance-based Vesting Restricted Stock Units (Granted at Target) (#)	Time-based Vesting Restricted Stock Units (#)

Mr. Cutler	January 6, 2025	—	77,240
Mr. Kessler(1)	March 27, 2024	107,878	—
Mr. Lucania	March 27, 2024	21,952	21,952
Dr. Neeleman	March 27, 2024	10,976	10,976
Mr. Fiore(2)	March 27, 2024	17,248	54,880
Mr. Rosner	March 27, 2024	18,816	18,816
Mr. Ladd	March 27, 2024	12,544	12,544
Mr. Aissi(3)	March 27, 2024	—	37,632
(1)On account of his eligible retirement from the Company in April 2025, Mr. Kessler’s FY25 PRSUs will remain outstanding and eligible to vest based on achievement of performance conditions without regard to Mr. Kessler’s continued employment on the vesting date.
(2)Of Mr. Fiore’s grant of 54,880 restricted stock units, 37,632 represent his award from the compensation committee intended to compensate him for long-term compensation from his prior employer that he forfeited upon joining HealthEquity.
(3)On account of his involuntary separation without cause from the Company on June 5, 2024, Mr. Aissi forfeited the outstanding restricted stock units set forth in this table.
All equity awards granted to our executive officers during the fiscal year ended January 31, 2025 also provide for accelerated vesting on a “double trigger” basis. For additional information, please see “Potential Payments Upon Termination or Change In Control” below.
For additional detail on the stock options and restricted stock units (both performance-based and service-based) held by our executive officers, including the named executive officers, see the “Fiscal 2025 Outstanding Equity Awards at Fiscal Year-End Table” below.
Fiscal Year 2023 Equity Awards
The PRSUs granted in 2022 to our executive officers (the “FY23 PRSUs”), including our named executive officers, vested in March 2025. The FY23 PRSUs vested based on our relative total stockholder return compared to the stock price of the constituents of the Russell 2000 index in the period beginning March 30, 2022 (the date the PRSUs were granted by the compensation committee) and ending January 31, 2025, as follows:

Relative Total Stockholder Return	Shares Subject to the Award That Become Vested

<10th percentile	0%
10th percentile	25%
50th percentile	100%
≥90th percentile	200%
Linear interpolation was used to determine the percent of the shares subject to the award that vested between each threshold. The actual relative total stockholder return was in the 89th percentile. Accordingly, in March 2025, the compensation committee approved a vesting of 197% with respect to the FY23 PRSUs.

HealthEquity, Inc. 2025 Proxy Statement	45

Compensation Discussion and Analysis
Fiscal Year 2026 Equity Awards
In April 2025, our compensation committee approved the grant to our executive officers of equity awards in the form of both RSUs and PRSUs granted in the fiscal year ending January 31, 2026, (the “FY26 PRSUs”). An award consisting of one-half of the restricted stock units granted to each executive officer other than our CEO vests based upon the executive officer’s continuing service to the Company, with one quarter of the restricted stock units vesting on April 1, 2026 (the “FY26 award initial vesting date”) and the remaining portion vesting ratably over the 12 following calendar quarters, such that the award is fully vested on the third anniversary of the FY26 award initial vesting date. Another award consisting of one-half of the restricted stock units granted to each executive officer other than our CEO consists of FY26 PRSUs.
The restricted stock units granted by our compensation committee to our CEO in April 2025 are 60% FY26 PRSUs and 40% RSUs.
The compensation committee determined that the FY26 PRSUs would be earned and are eligible to vest based on (i) 75% on our relative total stockholder return compared to the stock price of the companies listed on the Russell 3000 index and (ii) 25% on our cumulative non-GAAP net income per share in the period beginning April 2, 2025, and ending January 31, 2028. The compensation committee determined that changing from the Russell 2000 to the Russell 3000 index for the purpose of measuring relative stockholder return was appropriate given the Company’s size and performance is more reflective of the constituents of the Russell 3000 index, as it includes larger companies than the Russell 2000 index.
Timing of Grants of Equity Awards
The Company’s long-standing practice has been to grant equity compensation on a pre-determined schedule at approximately the same time each year, with interim or off-cycle grants being reviewed and approved by the compensation committee as circumstances warrant. During fiscal year 2025, the Company did not grant stock options or stock appreciation rights to its employees. The compensation committee and the board of directors did not take material nonpublic information into account when determining the timing and terms of equity awards in fiscal year 2025 and did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Welfare and Health Benefits
We sponsor a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Code, which contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code (the “Section 401(k) Plan”). The Section 401(k) Plan provides for a discretionary employer matching contribution and, for the fiscal year ended January 31, 2025, we made matching contributions to participant’s Section 401(k) Plan accounts in amounts up to 100% of the first 1% of his or her eligible earnings contributed to the Section 401(k) Plan and 50% of the next 5% of his or her eligible earnings contributed to the Section 401(k) Plan. An employee is 100% vested in his or her pre-tax deferrals when contributed and 100% vested in employer contributions after two years of employment.
In addition, our executive officers, including the named executive officers, are eligible to participate in our employee benefits programs on the same basis as all of our full-time, salaried team members. These benefits include medical, dental, and vision benefits, disability insurance, basic life insurance coverage, health savings accounts, and accidental death and dismemberment insurance.
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
Our executive officers, including the named executive officers, participate in the same health care, disability, life insurance, HSA, consumer-directed benefits, and 401(k) benefits available to our other team members. These officers are also eligible to receive certain additional perquisites and personal benefits that are provided for the executives’ convenience, which include special financial planning assistance, an executive health management program and a cybersecurity protection benefit. We believe that the additional perquisites and personal benefits offered are similar to those of our peers and assist in attracting and retaining executives. The incremental cost to the Company of providing these additional benefits to our executive officers, including the named executive officers, is reflected in the “All Other Compensation” column of the Summary Compensation Table. These additional perquisites and personal benefits generally are provided on a consistent basis only to those who participate in our executive compensation programs, including our named executive officers. No tax gross-ups are provided on any of these additional benefits.
In the future, we may provide additional perquisites or other personal benefits in limited circumstances, such as in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the compensation committee.

46	HealthEquity, Inc. 2025 Proxy Statement

Compensation Discussion and Analysis
Employment Agreements
We have entered into a written employment agreement with each of our executive officers, including the named executive officers. Each of these agreements was approved on our behalf by the compensation committee or, in certain instances, by our board of directors.
In filling each of our executive positions, our board of directors or the compensation committee, as applicable, recognized that it would need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, our board of directors and the compensation committee were sensitive to the need to integrate new executive officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations.
Each employment agreement provides for “at-will” employment until termination thereof by the Company or the executive officer for any reason, and sets forth the initial compensation arrangements for the executive officer, including an initial base salary, an annual cash bonus opportunity, and, with respect to our CEO, CTO, and CFO, an annual equity award recommendation. None of our employment agreements has a stated duration or term. In addition, each employment agreement with each of our executive officers, including the named executive officers, provides them with the opportunity to receive certain post-employment payments and benefits in the event of certain terminations of employment. Finally, these employment agreements prohibit the executive officer from engaging directly or indirectly in competition with us, recruiting or soliciting any of our employees, diverting our customers to a competitor, or disclosing our confidential information or business practices.
For information on the specific terms and conditions of the employment agreements with our executive officers, including the named executive officers, see “Narrative to Fiscal 2025 Summary Compensation Table and Fiscal 2025 Grant of Plan-Based Awards Table—Executive Employment Arrangements” below.
Other Compensation Policies and Practices
Policy Prohibiting Hedging or Pledging of Our Equity Securities
Our Insider Trading Policy provides that directors, executive officers, and all other employees of the Company are prohibited from engaging in short sales of our equity securities, buying or selling options or other derivative securities on our equity securities, and engaging in hedging or monetization transactions (such as prepaid variable forward contracts, equity swaps, collars and exchange funds). In addition, these persons are prohibited from holding our equity securities in a margin account or pledging our equity securities as collateral for a loan.
Compensation Clawback Policy
The board of directors has adopted a Clawback Policy for the purpose of recouping certain executive compensation in the event of an accounting restatement (i) resulting from material non-compliance with financial reporting requirements under the federal securities laws (so called “Big R” restatements), or (ii) that corrects an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were not corrected in the current period or left uncorrected in the current period (so called “little r” restatements). The Clawback Policy complies with Section 10D of the Exchange Act and the NASDAQ listing standards adopted in 2023 as mandated by the Dodd-Frank Act. A copy of the Clawback Policy is available as an exhibit to our Annual Report on Form 10-K for the fiscal year ended January 31, 2025.
The Clawback Policy applies to any current or former officer of the Company who is (or was) subject to Section 16 of the Exchange Act (including our named executive officers) and covers the following incentive compensation that may be paid to our executive officers during the three fiscal years prior to any restatement:
•Any annual bonus or other short-term and long-term cash incentive that is based on the attainment of a financial reporting measure (such as those described under “—Compensation Discussion and Analysis—Individual Compensation Elements—Annual Cash Bonuses” above), and
•Any performance-based vesting equity awards that are based on the attainment of a financial reporting measure (such as those described under “—Compensation Discussion and Analysis—Individual Compensation Elements—Long-Term Incentive Compensation” above).

HealthEquity, Inc. 2025 Proxy Statement	47

Compensation Discussion and Analysis
Stock Ownership Guidelines
The board of directors has adopted stock ownership guidelines for our named executive officers and our other executive officers, which set the minimum ownership expectations for each such executive officer. The guidelines require that prior to the fifth anniversary of becoming an executive officer of the Company, our executive officers should own a certain amount of our common stock. The table below shows the ownership guidelines for each of our continuing executive officers, their applicable compliance dates, and whether they were in compliance, as applicable, as of July 31, 2024, which was the last applicable measurement date under our stock ownership guidelines, or, with respect to our President and Chief Executive Officer, as of May 12, 2025, since he was not employed as of the last applicable measurement date:

Name and Principal Position	Ownership Guideline (Multiple of Annual Base Salary)	Compliance Date	Compliance Status

Mr. Cutler President and Chief Executive Officer	6x	January 6, 2030	N/A
Dr. Neeleman Founder and Vice Chairman	5x	July 31, 2021	In compliance
Mr. Lucania Executive Vice President and Chief Financial Officer	3x	September 5, 2028	N/A
Mr. Rosner Executive Vice President and Chief Technology Officer	3x	March 15, 2027	N/A
Mr. Ladd Executive Vice President and General Counsel	3x	April 16, 2022	In compliance
Mr. Fiore Executive Vice President and Chief Commercial Officer	3x	March 25, 2029	N/A
At the time of the last applicable measurement date, shares of our common stock underlying vested stock options were not included when determining the executive officer’s stock ownership, but both unvested and deferred and vested RSUs are included. We believe that the stock ownership guidelines serve to further align the interests of our executive officers with the interests of our stockholders.
Compensation and Risk Management
Our compensation committee regularly reviews our executive officer compensation and our company-wide compensation programs and policies. Our compensation committee’s independent compensation consultant is involved in this review process. With respect to fiscal year ended January 31, 2025 and the compensation programs in place for the fiscal year ended January 31, 2025, our compensation committee has concluded that our compensation programs are not reasonably likely to have a material adverse effect on the Company.

48	HealthEquity, Inc. 2025 Proxy Statement

Compensation Discussion and Analysis
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Code, or Section 162(m), generally disallows public companies a tax deduction for federal income tax purposes for compensation in excess of $1 million paid to their chief executive officer, chief financial officer, and any employee who is among the three highest compensated executive officers for the taxable year (other than the chief executive officer and chief financial officer), regardless of whether the executive officer is serving at the end of the public company’s taxable year and regardless of whether the executive officer’s compensation is subject to disclosure for the last completed fiscal year under the applicable SEC rules (a “Covered Employee”). In addition, once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.
While our compensation committee considers tax deductibility as one factor in determining executive compensation, our compensation committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes if it determines that doing so is in the best interests of the Company and its stockholders.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and members of our board of directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We do not provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer may owe as a result of the application of Sections 280G or 4999, and have not agreed and are not otherwise obligated to provide any executive officer with such a “gross-up” or other reimbursement.
Deferred Compensation
If an executive officer is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Code (“Section 409A”), and such benefits do not comply with the requirements of Section 409A, such failure to comply could result in accelerated income inclusion for the executive officer of deferred compensation, as well as a 20% additional tax and additional interest penalties. We intend for all of our executive compensation to either comply with or be exempt from Section 409A.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our board of directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards. While we consider the expense resulting from the application of FASB ASC Topic 718 when granting our stock-based compensation awards to ensure that it is reasonable, the amount of this expense is not the most important factor that the compensation committee considers when making equity-award decisions.

HealthEquity, Inc. 2025 Proxy Statement	49

Executive Compensation
Compensation of Named Executive Officers
The following table sets forth information regarding the compensation awarded to, earned by, or paid to our executive officers, including the named executive officers, during the fiscal years ended January 31, 2025, 2024, and 2023.
Summary Compensation Table

Name and Principal Position	Fiscal Year End (1)	Salary ($)	Bonus(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)

Scott Cutler(6) President and Chief Executive Officer	2025	55,055	650,000	7,500,004	71,571	451	8,277,080

Jon Kessler Former President and Chief Executive Officer	2025	742,572	—	10,885,969	964,344	17,482	12,610,368
	2024	700,000	—	11,926,568	805,000	16,450	13,448,018
	2023	700,000	—	11,849,492	840,000	10,675	13,400,167
James Lucania(6) Executive Vice President and Chief Financial Officer	2025	575,000	—	4,427,937	560,625	17,482	5,581,044
	2024	233,151	—	4,499,983	495,938	4,900	5,233,972

Stephen Neeleman, M.D.(6) Founder and Vice Chairman	2025	450,000	—	1,982,595	438,750	17,482	2,888,827
	2024	441,918	—	2,195,978	381,154	16,450	3,035,500
	2023	400,000	—	2,019,516	360,000	10,675	2,790,191
Michael Fiore(6) Executive Vice President and Chief Commercial Officer	2025	470,355	—	6,479,118	435,666	16,180	7,401,319

Elimelech Rosner Executive Vice President and Chief Technology Officer	2025	570,901	—	3,795,376	556,629	22,482	4,945,389
	2024	550,000	—	3,764,597	474,375	16,450	4,805,422
	2023	486,712	800,000	10,771,233	438,041	10,675	12,506,661
Delano Ladd(6) Executive Vice President and General Counsel	2025	400,000	—	2,530,251	390,000	33,982	3,354,233
	2024	395,959	—	1,882,225	341,515	16,450	2,636,149

Selim Aissi(6) Former Executive Vice President and Chief Security Officer	2025	154,919	—	3,000,023	116,189	431,334	3,702,465

(1)Our fiscal year ends on January 31.
(2)Amounts represent one-time sign-on bonuses resulting from arm’s-length negotiations in connection with the hiring of the applicable executive officers shown in this column.

50	HealthEquity, Inc. 2025 Proxy Statement

Executive Compensation
(3)The amounts reported in this column represent the aggregate grant date fair value of the restricted stock units granted to our executive officers, including the named executive officers, during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, and do not necessarily correspond to the actual value that might be realized by the executive officers, which depends on the market value of our common stock on a date in the future when the award vests or is settled, as applicable. Awards granted during the fiscal year ended January 31, 2025 include restricted stock units subject to both time-based and performance-based vesting conditions and restricted stock units subject to time-based vesting. For RSUs, the grant date fair value is calculated by multiplying the Company’s closing stock price on the date of grant, less the present value of future expected dividends discounted at the risk-free interest rate, by the number of shares of common stock subject to the restricted stock units. For restricted stock units subject to both time-based and performance-based vesting, the grant date fair value is calculated assuming the probable outcome of the performance conditions on the date of grant and is consistent with our estimate of the aggregate compensation cost to be recognized over the vesting period determined in accordance with FASB ASC Topic 718. Assuming achievement of the highest level of performance conditions, the maximum value for the restricted stock units subject to market-based vesting, based on the grant date fair value of the Company’s stock, is: for Mr. Kessler, $17,200,068; for Mr. Lucania, $3,500,027; for Dr. Neeleman, $1,750,013; for Mr. Fiore, $2,750,021; for Mr. Rosner, $3,000,023; and for Mr. Ladd, $2,000,015. For additional information, including a discussion of the assumptions used to calculate these values, please see “—Fiscal 2025 Outstanding Equity Awards at Fiscal Year End Table” below and Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2025. Mr. Aissi forfeited his stock award in connection with his involuntary separation from the Company without cause. Details regarding Mr. Kessler’s stock award treatment in connection with his retirement is discussed in the “Potential Payments Upon Termination or Change of Control” section of this proxy statement.
(4)The amounts reported in this column represent the bonuses earned by each executive pursuant to the executive bonus plan established for each applicable fiscal year. The amounts for each of Mr. Cutler, Mr. Fiore, and Mr. Aissi reflect the pro-rated bonus for the period during which each was employed by the Company during the fiscal year ended January 31, 2025.
(5)The amounts reported in this column for the fiscal year ended January 31, 2025, represent employer matching contributions made to our Section 401(k) Plan for each of our executive officers, including the named executive officers except Mr. Cutler, and cybersecurity protection benefits provided to each of our executive officers. With respect to Mr. Aissi, the amounts reported in this column also include the severance benefits payable in connection with his involuntary separation without cause on June 5, 2024. It also includes special financial planning assistance benefits provided to Mr. Ladd and executive health management program benefits provided to Mr. Rosner.
(6)Compensation information is provided only for the fiscal years in which each individual was a named executive officer, and we have also included the compensation for our Founder and Vice Chairman Dr. Neeleman, whose compensation is being voluntarily provided. Compensation for FY25 is pro-rated to reflect partial service to the Company as applicable.

HealthEquity, Inc. 2025 Proxy Statement	51

Executive Compensation
Fiscal 2025 Grant of Plan-Based Awards Table
The following table sets forth information concerning grants of plan-based awards to our executive officers, including the named executive officers, during the fiscal year ended January 31, 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Number of Other Stock Awards(2) (#)	Number of Other Option Awards (#)	Exercise Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date	Date of Approval	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Scott Cutler(4)	1/6/2025	1/6/2025	—	—	—	—	—	—	77,240	—	—	7,500,004
		1/6/2025	27,513	55,025	110,050	—	—	—	—	—	—	—
Jon Kessler(5)	3/27/2024	3/27/2024	—	—	—	33,712	107,878	215,756	—	—	—	10,885,969
		3/27/2024	370,902	741,803	1,483,606	—	—	—	—	—	—	—
James Lucania	3/27/2024	3/27/2024	—	—	—	6,860	21,952	43,904	—	—	—	2,677,924
	3/27/2024	3/27/2024	—	—	—	—	—	—	21,952	—	—	1,750,013
		3/27/2024	215,625	431,250	862,500	—	—	—	—	—	—	—
Stephen Neeleman, M.D.	3/27/2024	3/27/2024	—	—	—	3,430	10,976	21,952	—	—	—	1,107,588
	3/27/2024	3/27/2024	—	—	—	—	—	—	10,976	—	—	875,007
		3/27/2024	168,750	337,500	675,000	—	—	—	—	—	—	—
Michael Fiore(4)	3/27/2024	3/27/2024	—	—	—	5,390	17,248	34,496	—	—	—	2,104,084
	3/27/2024	3/27/2024	—	—	—	—	—	—	54,880	—	—	4,375,034
		3/27/2024	176,383	352,766	705,532	—	—	—	—	—	—	—
Elimelech Rosner	3/27/2024	3/27/2024	—	—	—	5,880	18,816	37,632	—	—	—	2,295,364
	3/27/2024	3/27/2024	—	—	—	—	—	—	18,816	—	—	1,500,012
		3/27/2024	214,088	428,176	856,352	—	—	—	—	—	—	—
Delano Ladd	3/27/2024	3/27/2024	—	—	—	3,920	12,544	25,088	—	—	—	1,530,243
	3/27/2024	3/27/2024	—	—	—	—	—	—	12,544	—	—	1,000,008
		3/27/2024	150,000	300,000	600,000	—	—	—	—	—	—	—
Selim Aissi(4)(6)	3/27/2024	3/27/2024	—	—	—	—	—	—	37,632	—	—	3,000,023
		3/27/2024	58,095	116,189	232,378	—	—	—	—	—	—	—
(1)The PRSUs granted to our executive officers, including our named executive officers, are FY25 PRSUs. For a description of the FY25 PRSU vesting criteria, please see “—Compensation Discussion and Analysis—Individual Compensation Elements—Long-Term Incentive Compensation” above.
(2)Restricted stock units reported in this column vest based upon the executive officer’s continuing service to the Company. Except with respect to our CEO, one quarter of the restricted stock units reported in this column vest on the FY25 award initial vesting date of April 1, 2025 and the remaining portion vesting ratably over the 12 following calendar quarters, such that the award is fully vested on the third anniversary of the FY25 award initial vesting date. With respect to our CEO, the restricted stock units reported in this column vest 33% on each anniversary of the grant over a total of three years.
(3)The amounts reported in this column represent the aggregate grant date fair value of the restricted stock units granted to our executive officers, including the named executive officers, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, and do not necessarily correspond to the actual value that might be realized by these executive officers, which depends on the market value of our common stock on a date in the future when the restricted stock units are settled. For additional information, including a discussion of the assumptions used to calculate these values, please see “—Outstanding Equity Awards at Fiscal Year End Table” below and Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2025.

52	HealthEquity, Inc. 2025 Proxy Statement

Executive Compensation
(4)Amounts reported in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns for Mr. Fiore, and Mr. Aissi reflect pro-ration of their respective bonuses in connection with their partial service to the Company during the fiscal year ended January 31, 2025.
(5)FY25 PRSUs granted to Mr. Kessler are subject to and satisfy the retirement-eligibility requirements in the 2024 Plan and his award agreement, respectively, and the FY25 PRSUs remain outstanding and eligible to vest based on actual performance without regard to his continued employment. All other PRSUs that had not settled on or prior to Mr. Kessler’s separation date were forfeited.
(6)Mr. Aissi’s equity awards were forfeited in connection with his involuntary separation from the Company without cause on June 5, 2024.
Narrative to Fiscal 2025 Summary Compensation Table and Fiscal 2025 Grant of Plan-Based Awards Table
Executive Employment Arrangements
Certain elements of compensation paid to our executive officers, including the named executive officers, reflected in the Summary Compensation Table was provided pursuant to written employment agreements, which are summarized below. For a discussion of the severance payments and other benefits to be provided in connection with a termination of employment and/or a change in control of the Company under the arrangements with our executive officers, including the named executive officers, please see “—Potential Payments Upon Termination or Change In Control” below.
The employment agreements entered into with our executive officers, including the named executive officers, do not have a stated term of employment and end upon termination of the executive officer’s at-will employment by us or the executive officer for any reason or the death or disability of the executive. Pursuant to the terms of the employment agreements, each of our executive officers, including the named executive officers, are entitled to minimum base salaries, with the actual base salary paid determined by our compensation committee. In addition, pursuant to the terms of their employment agreements, each of our executive officers, including the named executive officers, are eligible to earn a target annual cash bonus, with payment of bonuses for each executive officer based upon the achievement of corporate and individual performance objectives as determined by our compensation committee and communicated to the executive officer no later than 90 days after the commencement of the fiscal year to which the bonus relates. The employment agreements also included the terms of any sign-on bonuses and initial equity awards for the executive officers, including the named executive officers, along with the terms of any severance payments payable to such executive officer, including any such named executive officer.
In addition to these agreements, we also entered into a transition letter agreement with our Former CEO for the period commencing on January 6, 2025, and ending on April 30, 2025, and set forth the terms of his transition from President and Chief Executive Officer of the Company to Special Advisor to the Company, his salary, severance, treatment of his outstanding equity awards, and bonus provisions.
For a discussion of our annual bonus plan, please see “—Compensation Discussion and Analysis—Individual Compensation Elements—Annual Cash Bonuses” above. For a discussion of the severance payments and other benefits to be provided in connection with a termination of employment and/or a change in control of the Company under the employment agreements with our executive officers, including our named executive officers, please see “Potential Payments Upon Termination or Change In Control” below.
Annual Bonus Plan
Our executive officers, including the named executive officers, participated in the 2025 Executive Bonus Plan, pursuant to which each was eligible to earn a bonus with respect to the fiscal year ended January 31, 2025, provided that (except as may be provided for in any individual employment agreement) such executive officer remained employed with us through the date the bonuses were paid in April 2025 after an independent audit of our financial statements for the fiscal year ended January 31, 2025, was completed. Pursuant to the terms of each of their employment agreements, Mr. Cutler, Mr. Fiore, and Mr. Aissi received a pro-rated bonus for the period during which each was employed by the Company during the fiscal year ended January 31, 2025.
Stock Plan
During the fiscal year ended January 31, 2025, we granted restricted stock units to each of our executive officers, including the named executive officers. For a discussion of such restricted stock unit grants, please see “—Compensation Discussion and Analysis—Individual Compensation Elements—Long-Term Incentive Compensation” above.

HealthEquity, Inc. 2025 Proxy Statement	53

Executive Compensation
Fiscal 2025 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth outstanding equity awards to acquire shares of our common stock held by each of our executive officers, including the named executive officers, as of January 31, 2025.

		Options awards					Stock awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1)(2) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price(3) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)

Scott Cutler	1/6/2025	—	—	—	—	—	77,240	8,528,841	—	—
Jon Kessler	3/27/2017	52,229(9)	—	—	41.28	3/27/2027	—	—	—	—
	3/27/2018	47,859(9)	—	—	61.72	3/27/2028	—	—	—	—
	3/26/2019	51,125(9)	—	—	73.61	3/26/2029	—	—	—	—
	3/30/2022	—	—	—	—	—	—	—	205,055(6)	22,642,173
	3/29/2023	—	—	—	—	—	—	—	270,966(7)	29,920,066
	3/27/2024	—	—	—	—	—	—	—	188,786(8)	20,845,750
James Lucania	9/6/2023	—	—	—	—	—	40,553	4,477,862	—	—
	3/27/2024	—	—	—	—	—	21,952	2,423,940	38,416(8)	4,241,895
Stephen Neeleman M.D.	3/27/2017	19,897	—	—	41.28	3/27/2027	—	—	—	—
	3/27/2018	14,228	—	—	61.72	3/27/2028	—	—	—	—
	3/26/2019	15,337	—	—	73.61	3/26/2029	—	—	—	—
	3/30/2021	—	—	—	—	—	1,865	205,933	—	—
	3/30/2022	—	—	—	—	—	3,485	384,814	21,969(6)	2,425,817
	3/29/2023	—	—	—	—	—	8,440	931,945	30,012(7)	3,313,925
	3/27/2024	—	—	—	—	—	10,976	1,211,970	19,208(8)	2,120,947
Michael Fiore	3/27/2024	—	—	—	—	—	54,880	6,059,850	30,184(8)	3,332,917
Elimelech Rosner	3/30/2022	—	—	—	—	—	18,585	2,052,156	117,176(6)	12,938,574
	3/29/2023	—	—	—	—	—	14,469	1,597,667	51,450(7)	5,681,109
	3/27/2024	—	—	—	—	—	18,816	2,077,663	32,928(8)	3,635,910
Delano Ladd	3/30/2021	—	—	—	—	—	1,368	151,055	—	—
	3/30/2022	—	—	—	—	—	2,785	307,520	17,576(6)	1,940,742
	3/29/2023	—	—	—	—	—	7,234	798,778	25,724(7)	2,840,444
	3/27/2024	—	—	—	—	—	12,544	1,385,108	21,952(8)	2,423,940
(1)Time-based vesting options or restricted stock units, as applicable, granted prior to March 2022, vest and become exercisable or vest and settle, as applicable, on each of the first four anniversaries of the applicable grant date. RSUs granted in March 2022 or later vest 25% on the first anniversary of the applicable award vesting commencement date, with the remaining portion vesting ratably over the 12 following calendar quarters, such that the award is fully vested on the third anniversary of the applicable award initial vesting date.
(2)Except with respect to Mr. Cutler’s award, as further described in the section labeled “Payments Upon Termination or a Change in Control”, these options or restricted stock units, as applicable, would vest and become exercisable or vest and settle, as applicable, if the executive’s employment with the Company is terminated by the Company without “cause” or by the executive for “good reason” (each as defined in the applicable employment or award agreement) within (i) in the case of awards granted under the HealthEquity, Inc. 2014 Equity Incentive Plan, as amended and restated (the “2014 Plan”, and with the 2024 Plan, the “Equity Plans”), a 12-month period and (ii) in the case of awards granted under the 2024 Plan, a 24 month period, in each case following a change in control of the Company in which the stock options or restricted stock units, as applicable, are assumed or substituted for by the acquirer.

54	HealthEquity, Inc. 2025 Proxy Statement

Executive Compensation
(3)The exercise price for stock options is the fair market value of one share of our common stock on the applicable grant date.
(4)The market value was determined based on the closing sale price per share of our common stock on the NASDAQ Global Market on January 31, 2025, which was $110.42.
(5)For awards for which the performance period is complete, the number of shares earned is reported in this column based on the actual achievement as certified by our compensation committee.
(6)The PRSUs granted in 2022 vested based on relative total stockholder return compared to the stock price of the constituents of the Russell 2000 index, as follows:

Relative Total Stockholder Return	Shares Subject to the Award That Become Vested

<10th percentile	0%
10th percentile	25%
50th percentile	100%
≥90th percentile	200%
Linear interpolation was used to determine the percent of the shares subject to the award that vested between each threshold. The number of shares reported in this table reflects the actual relative shareholder return of 197%.
(7)The PRSUs granted in 2023 vest based on relative total stockholder return compared to the stock price of the constituents of the Russell 2000 index, as follows:

Relative Total Stockholder Return	Shares Subject to the Award That Become Vested

<10th percentile	0%
10th percentile	25%
50th percentile	100%
≥90th percentile	200%
Linear interpolation will be used to determine the percent of the shares subject to the award that will be earned and vest between each threshold. The Company’s relative total stockholder return as of January 31, 2025 exceeded the 50th percentile, and in accordance with applicable SEC rules, the number of shares reported in this table assumes achievement of the performance goal at maximum, or 200%.
(8)The PRSUs granted in 2024 vest 75% based on relative total stockholder return compared to the stock price of the constituents of the Russell 2000 index, as follows:

Relative Total Stockholder Return	Shares Subject to the Award That Become Vested

<10th percentile	0%
10th percentile	25%
50th percentile	100%
≥90th percentile	200%
The Company’s relative total stockholder return as of January 31, 2025 exceeded the 50th percentile, and in accordance with applicable SEC rules, the number of shares reported in this table assumes achievement of the performance goal at maximum, or 200%.
The remaining 25% of PRSUs granted in 2024 are eligible to vest based on our cumulative non-GAAP net income per share (as defined below) in the period beginning March 27, 2024 (the date the PRSUs were granted by the compensation committee) and ending January 31, 2027, as follows:

Non-GAAP Net Income Per Share	Shares Subject to the Award That Become Vested

<$10.44	0%
$10.44	50%
$12.28	100%
≥$15.35	200%

HealthEquity, Inc. 2025 Proxy Statement	55

Executive Compensation
Linear interpolation will be used to determine the percent of the shares subject to the award that will be earned and vest between each threshold. The number of shares reported in this table assumes achievement of the performance goal at target, or 100%, based on an extrapolation of performance through January 31, 2025.
(9)As a result of Mr. Kessler’s transfer by gift, certain options are held by GKF, LLC. Mr. Kessler and his wife serve as co-managers of GKF, LLC, which is wholly owned by the Jon Kessler and Laura M. Gottsman Family Trust (the “Trust”), of which Mr. Kessler and his wife are co-trustees. Mr. Kessler and members of his immediate family are the sole beneficiaries of the Trust. As of January 31, 2025, GKF, LLC held 34,820 of the options granted on 3/27/2017, 23,930 of the options granted on 3/27/2018, and 12,782 of the options granted on 3/26/2019.

56	HealthEquity, Inc. 2025 Proxy Statement

Executive Compensation
Fiscal 2025 Option Exercises and Stock Vested Table
The following table sets forth information concerning stock option exercises by and the vesting of stock awards held by our executive officers, including the named executive officers, during the fiscal year ended January 31, 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Scott Cutler	—	—	—	—
Jon Kessler	60,000	3,943,824	103,806	8,473,684
James Lucania	—	—	24,335	1,957,755
Stephen Neeleman, M.D.	70,000	4,791,886	29,249	2,419,429
Michael Fiore	—	—	—	—
Elimelech Rosner	—	—	26,126	2,236,348
Delano Ladd	—	—	22,586	1,870,213
Selim Aissi	—	—	—	—
(1)The value realized on exercise is calculated by multiplying the number of shares of common stock acquired on exercise by the difference between the closing price of our common stock on the date of exercise and the exercise price of the option.
(2)The value realized on settlement of a restricted stock unit is calculated by multiplying the number of shares of common stock acquired on settlement by the closing price of our common stock on the date of settlement.
Pension Benefits
We do not currently sponsor or maintain any defined benefit pension plans or other benefit plans providing specified retirement payments and benefits for team members.
Non-Qualified Deferred Compensation
We do not currently sponsor or maintain any non-qualified defined contribution or other non-qualified deferred compensation plans for team members.
Potential Payments upon Termination or Change in Control
The following summaries describe the potential payments and benefits that we would provide to our executive officers, including the named executive officers, in connection with a termination of employment and/or a change in control of the Company.

HealthEquity, Inc. 2025 Proxy Statement	57

Executive Compensation
Severance Payments and Benefits
Pursuant to the terms of each of our executive officers, including the named executive officers, respective employment agreements, each executive is entitled to certain severance payments and benefits in connection with a qualifying termination of employment. Upon a termination of such executive officer’s employment by us without “cause” (as defined in the applicable employment agreement) or by such executive officer for “good reason” (as defined in the applicable employment agreement), in addition to any compensation that has been accrued or earned but not yet paid, subject to the execution of a general release of claims in favor of us and our affiliates, the executive would be entitled to: (i) continued payment of his then current annual base salary for 12 months following the termination date, or 18 months in the case of a qualifying termination of Mr. Cutler’s employment following a change of control of the Company; (ii) subject to the achievement of the applicable performance conditions for such fiscal year, his annual bonus for the fiscal year in which the termination date occurs, pro-rated based on the number of days which elapsed in the applicable fiscal year through the date of termination, payable at such time annual bonuses are paid to our other executive officers and in the case of Mr. Cutler, not later than two and one half months following the conclusion of the fiscal year; (iii) with respect to any vested stock options held by the executive as of the date of his termination, the ability to exercise such options until the earlier to occur of (a) the expiration date of such options and (b) the 12-month anniversary of the termination date; and (iv) subject to the executive’s election of COBRA continuation coverage, provided he does not become eligible to receive comparable health benefits, a monthly cash payment equal to the monthly COBRA premium cost for the 12-month period following the date of termination, or 18 months in the case of a qualifying termination of Mr. Cutler’s employment following a change of control of the Company. If Mr. Cutler’s employment is terminated by the Company without cause (as defined in his employment agreement), with such termination not occurring within 12 months of a change in control (as defined in his employment agreement), the number of RSUs subject to the Initial Equity Award (as defined in his employment agreement) that would have vested during the 12 month period following his termination shall vest. In accordance with the terms of his transition agreement, Mr. Kessler received the same salary during the period covered in his transition agreement (January 6, 2025 through April 30, 2025) as when he was serving as the President and Chief Executive Officer, and he is also eligible to receive the pro-rated portion of his FY26 annual bonus, payable at the same time that it would have been paid had he remained employed by the Company through the payment date. In connection with his involuntary separation from the Company, our Former CSO was eligible to receive the benefits described in this paragraph pursuant to his employment agreements, subject to his continuing compliance with restrictive covenant obligations described below.
In addition, upon a termination of the executive officers’ or named executive officers’ employment due to death or disability, along with any accrued or earned but unpaid amounts, the executive (or the executive’s estate or beneficiaries, as the case may be) would be entitled to, subject to the achievement of the applicable performance conditions for such fiscal year, his annual bonus for the fiscal year in which the termination date occurs, pro-rated based on the number of days which elapsed in the applicable fiscal year through the date of termination, payable at such time annual bonuses are paid to our other executive officers and in the case of Mr. Cutler, not later than two and one half months following the conclusion of the fiscal year.
Each named executive officer’s or executive officer’s employment agreement or letter agreement subjects the executive to customary confidentiality restrictions that apply during the executive’s employment and indefinitely thereafter. In addition, each named executive officer or executive officer is subject to a non-competition covenant while employed with us and, except for Mr. Aissi, for a period of 12 months thereafter (in the cases of Mr. Kessler and Dr. Neeleman, 24 months in the event of a termination of the executive’s employment by us for cause, due to disability or by the executive without “good reason). The non-compete provisions either prevent the executives (with respect to Mr. Cutler, Mr. Fiore, Mr. Lucania, and Mr. Rosner) from providing services to a specified group of Company competitors or (with respect to Mr. Kessler, Mr. Ladd, and Dr. Neeleman) from engaging in consumer healthcare related businesses, including the business of acting as custodian or administrator for health savings accounts, flexible spending accounts and health reimbursement accounts or any other business activities in which we or any of our affiliates are engaged (or have committed plans to engage) during such executive’s employment. Our named executive officers and executive officers are also subject to non-interference covenants which prevent the executive from soliciting or hiring our employees, employees of our affiliates, contractors, or consultants, and from soliciting or inducing any of our customers, suppliers, licensees, or other business relations or those of our affiliates, to cease doing business with us, or reduce the amount of business conducted with us or our affiliates, or in any manner interfering with our relationships with such parties while employed with us and for a period of 12 months thereafter (in the cases of Mr. Kessler and Dr. Neeleman, 24 months thereafter, and in the case of Mr. Aissi, the 12 month period relates only to the post-employment non-solicitation of our employees, employees of our affiliates, contractors, and consultants).

58	HealthEquity, Inc. 2025 Proxy Statement

Executive Compensation
Vesting of Outstanding Equity Awards
Our executive officers, including the named executive officers except for Mr. Cutler, hold unvested stock options or restricted stock units granted pursuant to the 2014 Plan and all of the executive officers currently employed by the Company also hold unvested restricted stock units granted pursuant to the 2024 Plan. The Equity Plans provide that in the event of a significant “corporate transaction,” as defined therein, each outstanding award will be treated as the administrator determines. All outstanding stock options and restricted stock units held by each named executive officer or executive officer that were granted under the 2014 Plan provide for accelerated vesting on a “double trigger” basis such that if the executive’s employment is terminated by us without “cause” or by the executive for “good reason” (each as defined in the applicable employment or award agreement) within a 12-month period following a change in control of the Company in which the stock options and/or the restricted stock units, as applicable, are assumed or substituted for by the acquirer, all of the then unvested stock options or restricted stock units, as applicable held by the executive will vest (assuming target performance for any PRSUs).
For awards issued under the 2024 Plan, if, in connection with a change in control, an award is assumed, continued, or substituted for a similar award by a surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company), the award will continue to vest in accordance with the regular vesting schedule applicable to the award and the vesting of and ability to exercise such award may not be accelerated by reason of the change in control for any named executive officer or executive officer unless the named executive officer or executive officer experiences a termination by the Company (other than for cause or due to death or disability) or by the named executive officer or executive officer for good reason as a result of or within 24 months following the change in control. With respect to an award subject to performance-based goals (or portions thereof), in connection with a change in control, the administrator may provide that such award will be assumed, continued, or substituted for a similar award, with the number of shares or the underlying value of the award to be determined based on greater of (x) deemed achievement of target performance and (y) a determination of actual performance as of the most recent quarter-end prior to the date of the consummation of a change in control, as determined by the administrator, in its sole discretion. Any such assumed, continued, or substituted award will vest at the conclusion of the performance period applicable to the original award, and, except as provided otherwise in this paragraph, will be subject to the named executive officer’s or executive officer’s continued employment or service with the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) through the last day of such performance period.
For Mr. Kessler, the outstanding FY25 PRSUs granted to him pursuant to the 2024 Plan will remain outstanding and eligible to satisfy the applicable performance based vesting conditions as though Mr. Kessler had remained in continuous service with the Company through the certification date for such PRSUs. Any options or other PRSUs not settled as of the date of Mr. Kessler ceased to provide services in any capacity to the Company were forfeited.
The information in the table below describes and quantifies certain estimated compensation that would have become payable following a change in control of the Company or termination of employment of our executive officers, including the named executive officers, assuming that the change in control or termination of employment occurred on January 31, 2025.

HealthEquity, Inc. 2025 Proxy Statement	59

Executive Compensation

Name	Cash Severance Payment(1) ($)	Bonus Payment(2) ($)	COBRA Premium Reimbursement(3) ($)	Value of Accelerated Equity Awards(4) ($)

Scott Cutler
Voluntary termination for good reason or involuntary termination without cause(5)	775,000	71,571	20,556	2,842,984
Termination for disability or upon death	—	71,571	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	775,000	71,571	20,556	8,528,841
Jon Kessler(6)
Voluntary termination for good reason or involuntary termination without cause	750,000	964,344	30,981	—
Termination for disability or upon death	—	964,344	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,125,000	964,344	46,472	38,365,429
James Lucania
Voluntary termination for good reason or involuntary termination without cause	575,000	560,625	31,702	—
Termination for disability or upon death	—	560,625	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	575,000	560,625	31,702	9,325,742
Stephen Neeleman, M.D.
Voluntary termination for good reason or involuntary termination without cause	450,000	438,750	26,835	—
Termination for disability or upon death	—	438,750	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	450,000	438,750	26,835	6,834,998
Michael Fiore
Voluntary termination for good reason or involuntary termination without cause	550,000	435,666	31,702	—
Termination for disability or upon death	—	435,666	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	550,000	435,666	31,702	7,964,374
Elimelech Rosner
Voluntary termination for good reason or involuntary termination without cause	575,000	556,629	20,556	—
Termination for disability or upon death	—	556,629	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	575,000	556,629	20,556	17,213,484
Delano Ladd
Voluntary termination for good reason or involuntary termination without cause	400,000	390,000	26,835	—
Termination for disability or upon death	—	390,000	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	400,000	390,000	26,835	6,432,959
Selim Aissi(7)
Voluntary termination for good reason or involuntary termination without cause	450,000	116,189	31,702	—
(1)The severance amounts reported in this column are based on the base salaries in effect on January 31, 2025.

60	HealthEquity, Inc. 2025 Proxy Statement

Executive Compensation
(2)The bonus amounts reported in this column represent the bonus under our annual bonus plan based on actual performance for the fiscal year ended January 31, 2025. With respect to Mr. Aissi, such bonus is pro-rated on account of his involuntary separations without cause from the Company, in accordance with the terms of his employment agreement.
(3)The amounts reported in this column are an estimate of the employer portion of the applicable COBRA premium cost for the level of coverage each named executive officer or executive officer had as of January 31, 2025, and is based on approximate benefit costs for the fiscal year ended January 31, 2025.
(4)The amount reported in this column assumes outstanding PRSUs vest and are settled, as applicable, at target. The value of outstanding performance and RSUs, and unvested options was determined based on the closing sale price per share of our common stock on the NASDAQ Global Market on January 31, 2025, which was $110.42.
(5)Mr. Cutler’s employment agreement provides that in the event that his employment were to be terminated by the Company without cause with such termination not occurring within 12 months of a change in control (other than due to death or disability), then his initial equity award will vest in the number of RSUs that would have vested pursuant to his initial equity award during the twelve-month period following such termination had his employment not terminated
(6)Mr. Kessler’s transition agreement specified that effective January 6, 2025, he became an at-will employee without the provisions set forth in his employment agreement regarding (i) voluntary termination for good reason or involuntary termination without cause, (ii) termination for disability or upon death, or (iii) voluntary termination for good reason or involuntary termination without cause following a change in control. As such, the above referenced calculations were only applicable through January 5, 2025.
(7)Mr. Aissi separated from the Company in June 2024. These amounts reflect the actual payments and benefits to which Mr. Aissi was entitled pursuant to the terms of his employment agreement on account of his involuntary termination without cause.
CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following pay ratio information with respect to the fiscal year ended January 31, 2025:
•The total annual compensation for our median employee (other than our Chief Executive Officer) was $72,339;
•The annual total compensation of our Chief Executive Officer was $10,908,955; and
•Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all our employees is 151 to 1. We believe this ratio is a reasonable estimate calculated in a manner consistent with the rules of the SEC.
We identified our median employee for purposes of our pay ratio disclosure as of January 31, 2025. There were no changes in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio. To identify our median employee as well as to determine the annual total compensation of our median employee and our Chief Executive Officer, we took the following steps:
•We determined that, as of January 31, 2025, our employee population consisted of 3,120 employees, all of whom were located in the United States. This population consisted of our full-time, part-time, seasonal, and temporary employees. We did not include any contractors or other non-employee workers in our employee population.
•To identify the median employee from our employee population, we calculated the amount of salary and wages of our employees earned during the fiscal year ended January 31, 2025 by referring to our payroll records for the fiscal year ended January 31, 2025. We also included bonuses earned by each employee during the fiscal year.
•We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. Since all our employees are located in the United States, as is our Chief Executive Officer, we did not make any cost-of-living adjustments in identifying the “median employee.”
•With respect to the annual total compensation of our median employee, we calculated this amount using the same methodology we use to calculate the amount reported for our Chief Executive Officer in the “Total” column of our fiscal 2025 Summary Compensation Table included in this proxy statement.
•With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our fiscal 2025 Summary Compensation Table included in this proxy statement.
Pay versus Performance
The following table sets forth additional compensation information of our Principal Executive Officer (“PEO”) and our non-PEO executive officers, including our named executive officers (“Non-PEOs”) along with the relationship of such compensation to total shareholder return, net income, and Adjusted EBITDA performance results for our fiscal years ending in 2025, 2024, 2023, 2022, and 2021 in accordance with Item 402(v) of Regulation S-K. “Compensation Actually Paid” values shown in the required table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our PEO and Non-PEOs in such fiscal years, including with respect to RSUs and PRSUs. The calculations and analysis below do not necessarily reflect the Company’s approach to aligning executive compensation with performance. For information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with financial performance, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

HealthEquity, Inc. 2025 Proxy Statement	61

Executive Compensation

Fiscal Year(1)	Summary Compensation Table Total for Scott Cutler ($)	Compensation Actually Paid to Scott Cutler(2)(3) ($)	Summary Compensation Table Total for Jon Kessler ($)	Compensation Actually Paid to Jon Kessler(2)(3) ($)	Average Summary Compensation Table Total for Non-PEOs ($)	Average Compensation Actually Paid to Non-PEOs(2)(3) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income ($ in Thousands)(5)	Adjusted EBITDA ($ in Thousands)(6)
							Total Shareholder Return(4) ($)	Peer Group Total Shareholder Return(4) ($)

2025	8,277,080	9,305,917	12,610,368	36,768,404	4,996,890	8,152,797	167.15	119.72	96,703	471,751
2024	—	—	13,448,018	22,912,953	3,877,526	2,838,659	114.41	88.94	55,712	369,173
2023	—	—	13,400,167	14,441,532	5,607,831	4,042,284	92.11	91.63	(26,143)	272,348
2022	—	—	9,947,622	(5,492,707)	2,398,514	(623,189)	80.90	111.32	(44,289)	236,015
2021	—	—	9,399,483	16,471,133	2,669,117	4,616,740	126.48	127.52	8,834	240,795
(1)Non-PEOs included in the above compensation columns reflect the following:

Fiscal Year	PEO	Non-PEOs

2025	Scott Cutler, Jon Kessler	James Lucania; Michael Fiore; Elimelech Rosner; Delano Ladd; Selim Aissi
2024	Jon Kessler	James Lucania; Stephen Neeleman, M.D.; Elimelech Rosner; Delano Ladd; Tyson Murdock; Larry Trittschuh
2023	Jon Kessler	Stephen Neeleman, M.D.; Tyson Murdock; Elimelech Rosner; Edward Bloomberg; Larry Trittschuh
2022	Jon Kessler	Stephen Neeleman, M.D.; Tyson Murdock; Darcy Mott; Edward Bloomberg; Larry Trittschuh
2021	Jon Kessler	Stephen Neeleman, M.D.; Darcy Mott; Edward Bloomberg; William Otten
(2)Because of adjustments required by SEC rules, as explained in detail in Note (3) below, “Compensation Actually Paid” may be a negative amount. As noted previously, “Compensation Actually Paid” does not represent amounts actually earned or realized by our PEO and Non-PEOs in the applicable fiscal years.
(3)The fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (1) for time-based vesting restricted stock awards or RSU awards, closing price on the applicable year-end date, or, in the case of vesting dates, the closing price on the applicable vesting dates, (2) for performance-based RSU awards (excluding awards with market-based vesting conditions), the same valuation methodology as RSU awards above except year-end values are multiplied by the probability of achievement as of each such date, (3) for awards with market-based vesting conditions, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s), and (4) for stock options, a Black-Scholes value as of the applicable year-end or vesting date, determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life equal to the original ratio of expected life relative to the ten-year contractual life multiplied by the remaining life as of the applicable revaluation date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%.
Fiscal year 2025 Compensation Actually Paid to our PEO and the average Compensation Actually Paid to non-PEOs reflects the following adjustments from the compensation reported in the “Total” column of the Summary Compensation Table:

	Scott Cutler ($)	Jon Kessler ($)	Average Non-PEO ($)

Total Reported in Fiscal 2025 Summary Compensation Table	8,277,080	12,610,368	4,996,890
Less, value of awards reported in Summary Compensation Table	(7,500,004)	(12,020,015)	(3,897,412)
Plus, year-end value of awards granted in fiscal year that are unvested and outstanding at the end of the fiscal year	8,528,841	17,545,309	4,684,464
Plus, change in fair value of prior year awards that are unvested and outstanding at end of fiscal year	—	18,202,985	2,267,910
Plus, fair value of awards granted in fiscal year and that vested this fiscal year	—	—	—
Plus, change in fair value of prior year awards that vested this fiscal year	—	429,757	100,945
Less, fair value of prior year awards that failed to vest this fiscal year	—	—	—
Total Adjustments	1,028,837	24,158,036	3,155,907
Compensation Actually Paid	9,305,917	36,768,404	8,152,797

62	HealthEquity, Inc. 2025 Proxy Statement

Executive Compensation
Fiscal year 2024 Compensation Actually Paid to our PEO and the average Compensation Actually Paid to non-PEOs reflects the following adjustments from the compensation reported in the “Total” column of the Summary Compensation Table:

	Jon Kessler ($)	Average Non-PEO ($)

Total Reported in Fiscal 2024 Summary Compensation Table	13,448,018	3,877,526
Less, value of awards reported in Summary Compensation Table	(11,926,568)	(2,998,267)
Plus, year-end value of awards granted in fiscal year that are unvested and outstanding at the end of the fiscal year	16,786,344	2,599,161
Plus, change in fair value of prior year awards that are unvested and outstanding at end of fiscal year	4,864,518	644,799
Plus, fair value of awards granted in fiscal year and that vested this fiscal year	—	—
Plus, change in fair value of prior year awards that vested this fiscal year	(259,359)	(18,191)
Less, fair value of prior year awards that failed to vest this fiscal year	—	(1,266,369)
Total Adjustments	9,464,935	1,038,867
Compensation Actually Paid	22,912,953	2,838,659
Fiscal year 2023 Compensation Actually Paid to our PEO and the average Compensation Actually Paid to non-PEOs reflects the following adjustments from the compensation reported in the “Total” column of the Summary Compensation Table:

	Jon Kessler ($)	Average Non-PEO ($)

Total Reported in Fiscal 2023 Summary Compensation Table	13,400,167	5,607,831
Less, value of awards reported in Summary Compensation Table	(11,849,492)	(4,577,738)
Plus, year-end value of awards granted in fiscal year that are unvested and outstanding at the end of the fiscal year	10,550,461	3,376,855
Plus, change in fair value of prior year awards that are unvested and outstanding at end of fiscal year	1,724,240	190,057
Plus, fair value of awards granted in fiscal year and that vested this fiscal year	—	—
Plus, change in fair value of prior year awards that vested this fiscal year	616,156	171,524
Less, fair value of prior year awards that failed to vest this fiscal year	—	(726,245)
Total Adjustments	1,041,365	(1,565,547)
Compensation Actually Paid	14,441,532	4,042,284
Fiscal year 2022 Compensation Actually Paid to our PEO and the average Compensation Actually Paid to Non-PEOs reflects the following adjustments from the compensation reported in the “Total” column of the Summary Compensation Table:

	Jon Kessler ($)	Average Non-PEO ($)

Total Reported in Fiscal 2022 Summary Compensation Table	9,947,622	2,398,514
Less, value of awards reported in Summary Compensation Table	(8,711,947)	(1,815,747)
Plus, year-end value of awards granted in fiscal year that are unvested and outstanding at the end of the fiscal year	5,685,079	1,256,445
Plus, change in fair value of prior year awards that are unvested and outstanding at end of fiscal year	(9,966,440)	(1,906,814)
Plus, fair value of awards granted in fiscal year and that vested this fiscal year	—	—
Plus, change in fair value of prior year awards that vested this fiscal year	(1,236,382)	(289,279)
Less, fair value of prior year awards that failed to vest this fiscal year	(1,210,639)	(266,308)
Total Adjustments	(15,440,329)	(3,021,703)
Compensation Actually Paid	(5,492,707)	(623,189)

HealthEquity, Inc. 2025 Proxy Statement	63

Executive Compensation
Fiscal year 2021 Compensation Actually Paid to our PEO and the average Compensation Actually Paid to Non-PEOs reflects the following adjustments from the compensation reported in the “Total” column of the Summary Compensation Table:

	Jon Kessler ($)	Average Non-PEO ($)

Total Reported in Fiscal 2021 Summary Compensation Table	9,399,483	2,669,117
Less, value of awards reported in Summary Compensation Table	(8,012,443)	(1,924,184)
Plus, year-end value of awards granted in fiscal year that are unvested and outstanding at the end of the fiscal year	12,677,489	3,078,558
Plus, change in fair value of prior year awards that are unvested and outstanding at end of fiscal year	3,720,725	1,048,970
Plus, fair value of awards granted in fiscal year and that vested this fiscal year	—	—
Plus, change in fair value of prior year awards that vested this fiscal year	(1,314,121)	(255,721)
Less, fair value of prior year awards that failed to vest this fiscal year	—	—
Total Adjustments	7,071,650	1,947,623
Compensation Actually Paid	16,471,133	4,616,740
(4)The peer group TSR reflects the cumulative total return of the compensation peer group used in evaluating our executive compensation: ACI Worldwide, Inc., Black Knight, Inc., BlackBaud, Inc., Ceridian HCM Holding Inc., CorVel Corporation, Envestnet, Inc., Evolent Health, Inc., Green Dot Corporation, Guidewire Software Inc.,Omnicell, Inc., Paycom Software, Inc., Paylocity Holding Corporation, Progyny, Inc., Tyler Technologies, Inc., Verint Systems Inc., and WEX Inc. The rationale for changes to the peer group are described in the “Competitive Positioning” section of this proxy statement. Each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on January 31, 2020.

Fiscal Year	HealthEquity ($)	Compensation Peer Group ($)	Prior Compensation Peer Group ($)

2025	167.15	119.72	108.49
2024	114.41	97.90	88.94
2023	92.11	98.81	91.63
2022	80.90	115.70	111.32
2021	126.48	118.93	127.52
(5)The Net Income amount was calculated in accordance with the Company’s GAAP audited financials for all years reported.
(6)We define Adjusted EBITDA, which is a non-GAAP financial metric, as earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items. A reconciliation of this non-GAAP measure to the most comparable GAAP measure is provided in Exhibit A to this proxy statement.
The charts below visually represent the manner in which fluctuations in Compensation Actually Paid correlate with how our total shareholder return compared with peer group total shareholder return, and also with changes in our net income (loss) and Adjusted EBITDA.

64	HealthEquity, Inc. 2025 Proxy Statement

Executive Compensation
Compensation Actually Paid versus Total Shareholder Return
Compensation Actually Paid versus Net Income (Loss) and Adjusted EBITDA

HealthEquity, Inc. 2025 Proxy Statement	65

Executive Compensation
The following performance measures reflect the Company’s most important performance measures in effect for the fiscal year ended January 31, 2025, as further described and defined in the Compensation Discussion and Analysis under Fiscal Year 2025 Business Highlights.

Most Important Performance Measures for Fiscal 2025	•Revenue
•Adjusted EBITDA
•New HSA sales
Equity Compensation Plan Information
The following table provides information as of January 31, 2025, with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by stockholders(2)	3,250,339	$48.13	3,839,495(3)
Equity compensation plans not approved by stockholders	—	—	—
(1)Represents the weighted-average exercise price of outstanding options and is calculated without taking into account the shares of common stock subject to outstanding time-vesting restricted stock units/awards and performance restricted stock units/awards that become issuable without any cash payment required for such shares.
(2)Includes the 2014 Plan and the 2024 Plan, in each case as may be amended from time to time.
(3)Reflects the shares remaining available for future issuance under our 2024 Plan. No shares are reserved for future issuance under the 2014 Plan, other than shares issuable upon exercise of equity awards outstanding.

66	HealthEquity, Inc. 2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 7, 2025, except as otherwise stated, for:
•each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•each of our directors and nominees for director;
•each of our named executive officers; and
•all of our directors and executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, or has the right to acquire beneficial ownership of that security within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have or will have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.
Our calculation of the percentage of beneficial ownership is based on 86,630,923 shares of common stock outstanding as of May 7, 2025.
Common stock subject to stock options currently exercisable or exercisable within 60 days of May 7, 2025, and common stock subject to the vesting of restricted stock units within 60 days of May 7, 2025, is deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but is not deemed outstanding for computing the percentage of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020.

Name of Beneficial Owner	Number(1)	Percentage

5% Stockholders:
BlackRock, Inc.(2)	10,591,921	12.2%
The Vanguard Group(3)	8,619,499	9.9%
Wasatch Advisors, Inc.(4)	6,839,831	7.9%
FMR LLC(5)	5,213,014	6.0%

HealthEquity, Inc. 2025 Proxy Statement	67

Security Ownership of Certain Beneficial Owners and Management

Name of Beneficial Owner	Number(1)	Percentage
Directors, Executive Officers, and Named Executive Officers:
Stephen Neeleman, M.D.(6)	889,052	1.0%
Jon Kessler(7)	560,460	*
Robert Selander(8)	84,969	*
Adrian Dillon(9)	81,961	*
Elimelech Rosner(10)	81,446	*
Evelyn Dilsaver(11)	58,017	*
Delano Ladd(12)	56,419	*
James Lucania(13)	24,550	*
Gayle Wellborn(14)	24,508	*
Stuart Parker(15)	19,447	*
Rajesh Natarajan(16)	11,889	*
Debra McCowan(17)	7,779	*
Michael Fiore(18)	3,430	*
Scott Cutler(19)	—	*
Selim Aissi	—	*
All current directors and executive officers as a group (13 persons)(20)	1,343,467	1.5%
*Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.
(2)Based upon the most recent Schedule 13G/A filed with the SEC on January 23, 2024 by BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 10,424,251 shares and sole dispositive power with respect to 10,591,921 shares. The address of BlackRock, Inc. is 55 East 52nd St., New York, NY 10055. For information on transactions involving BlackRock, Inc. and the Company, see Related Person Transactions.
(3)Based upon the most recent Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group. The Vanguard Group has shared voting power with respect to 154,700 shares, sole dispositive power with respect to 8,374,088 shares and shared dispositive power with respect to 245,411 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. For information on transactions involving The Vanguard Group and the Company, see Related Person Transactions.
(4)Based upon the most recent Schedule 13G/A filed with the SEC on February 9, 2024 by Wasatch Advisors, Inc. Wasatch Advisors, Inc. has sole voting power with respect to 6,839,831 shares and sole dispositive power with respect to 6,839,831 shares. The address of Wasatch Advisors, Inc. is 505 Wakara Way, Suite 300, Salt Lake City, UT 84108.
(5)Based upon the most recent Schedule 13G filed with the SEC on February 9, 2024 by FMR LLC. FMR LLC has sole voting power with respect to 5,193,892 shares and sole dispositive power with respect to 5,213,014 shares. The address of FMR LLC is 245 Summer Street, Boston, MA 02210. For information on transactions involving FMR LLC and the Company, see Related Person Transactions.
(6)Consists of (i) 553,235 shares held of record by The Stephen and Christine Neeleman Trust, (ii) 49,462 shares issuable upon exercise of outstanding options exercisable within 60 days of May 7, 2025, and (iii) 203,000 shares held of record by Neeleman Family Holdings, LLC, a Utah limited liability company (“Family Holdings”). Dr. Neeleman is the manager of Family Holdings and as such holds sole voting and dispositive power over the shares held of record by Family Holdings. Dr. Neeleman disclaims beneficial ownership of the shares held by Family Holdings except to the extent of his pecuniary interest therein. Dr. Neeleman also holds 40,068 shares of performance-based restricted stock not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.
(7)Consists of 101,235 shares held of record by GKF, LLC, and 151,213 shares issuable upon exercise of outstanding stock options within 60 days of May 7, 2025, 71,532 of which are held by GKF, LLC. Mr. Kessler and his wife serve as co-managers of GKF, LLC, which is wholly owned by the Jon Kessler and Laura M. Gottsman Family Trust (the “Trust”), of which the Mr. Kessler and his wife are co-trustees. Mr. Kessler and members of his immediate family are the sole beneficiaries of the Trust. Mr. Kessler disclaims beneficial ownership of the shares held by GKF, LLC, except to the extent of his pecuniary interest therein. Mr. Kessler also holds 107,878 shares of performance-based restricted stock not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.
(8)Includes 2,543 shares deliverable upon vesting of outstanding restricted stock units within 60 days of May 7, 2025.
(9)Includes (i) 24,446 shares issuable upon exercise of outstanding stock options, and (ii) 2,543 shares deliverable upon vesting of outstanding restricted stock units, in each case within 60 days of May 7, 2025.

68	HealthEquity, Inc. 2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
(10)Includes 6,501 shares deliverable upon vesting of outstanding restricted stock units within 60 days of May 7, 2025. Mr. Rosner also holds 61,444 shares of performance-based restricted stock not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.
(11)Includes (i) 23,351 shares issuable upon exercise of outstanding stock options, and (ii) 2,543 shares deliverable upon vesting of outstanding restricted stock units, in each case within 60 days of May 7, 2025.
(12)Includes 2,145 shares deliverable upon vesting of outstanding restricted stock units within 60 days of May 7, 2025. Mr. Ladd also holds 39,492 shares of performance-based restricted stock not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.
(13)Includes 5,428 shares deliverable upon vesting of outstanding restricted stock units within 60 days of May 7, 2025. Mr. Lucania also holds 41,673 shares of performance-based restricted stock not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.
(14)Includes (i) 6,778 shares issuable upon exercise of outstanding stock options, and (ii) 2,543 shares deliverable upon vesting of outstanding restricted stock units, in each case within 60 days of May 7, 2025.
(15)Includes (i) 2,543 shares deliverable upon vesting of outstanding restricted stock units within 60 days of May 7, 2025, and (ii) 11,241 shares deliverable with respect to restricted stock units that have vested but for which delivery of the underlying shares has been voluntarily deferred.
(16)Includes (i) 2,543 shares deliverable upon vesting of outstanding restricted stock units within 60 days of May 7, 2025, and (ii) 386 shares deliverable with respect to restricted stock units that have vested but for which delivery of the underlying shares has been voluntarily deferred.
(17)Includes 2,543 shares deliverable upon vesting of outstanding restricted stock units within 60 days of May 7, 2025.
(18)Includes 3,430 shares deliverable upon vesting of outstanding restricted stock units within 60 days of May 7, 2025. Mr. Fiore also holds 32,743 shares of performance-based restricted stock not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.
(19)Mr. Cutler also holds 67,613 shares of performance-based restricted stock not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.
(20)Consists of (i) 1,190,177 shares held by the current directors and executive officers, (ii) 104,037 shares issuable pursuant to stock options held by such persons that are exercisable within 60 days of May 7, 2025, (iii) 37,626 shares deliverable upon vesting of outstanding restricted stock units within 60 days of May 7, 2025, and (iv) 11,627 shares deliverable with respect to restricted stock units that have vested but for which delivery of the underlying shares has been voluntarily deferred.

HealthEquity, Inc. 2025 Proxy Statement	69

Other Matters
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who beneficially own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that all filing requirements applicable to our officers, directors and greater than 10% stockholders were complied with for the fiscal year ended January 31, 2025.
Available Information
Our financial statements for the fiscal year ended January 31, 2025, are included in our Annual Report on Form 10-K. This proxy statement and our annual report are available in the Corporate Governance section of our Investor Relations webpage ir.healthequity.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to:
HealthEquity, Inc. Attention: Investor Relations 15 W. Scenic Pointe Dr., Ste. 100 Draper, UT 84020
Questions and Answers about the Annual Meeting
The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read this entire proxy statement carefully before voting your shares.

Q	What matters am I voting on?

A	You will be voting on:

•the election of nine directors to hold office until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified
•a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2026
•a proposal to approve, on a non-binding, advisory basis, the fiscal 2025 compensation paid to our named executive officers, as described in this proxy statement
•any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof

70	HealthEquity, Inc. 2025 Proxy Statement

Other Matters

Q	How does our board of directors recommend that I vote?

A	Our board of directors recommends that you vote:
	Proposal		Board Recommendation

1
The election of each of the nine directors nominated by our board of directors and named in this proxy statement as directors to serve until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified
FOR
	2	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2026	FOR
	3	The approval, on a non-binding, advisory basis, of the fiscal 2025 compensation paid to our named executive officers as described in this proxy statement	FOR

Q	Will there be any other items of business on the agenda?

A	If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and at the date of this proxy statement we are not aware of any matters that may be properly presented by others for consideration at the Annual Meeting.

Q	Who is entitled to vote at the Annual Meeting?

A
Holders of our common stock at the close of business on May 7, 2025, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 86,630,923 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Q	Is there a list of stockholders entitled to vote at the Annual Meeting?

A
The names of stockholders of record entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting for any purpose germane to the Annual Meeting. During the 10 days preceding the Annual Meeting, the names of the stockholders of record entitled to vote may be accessed by contacting our Corporate Secretary at:
HealthEquity, Inc.
15 W. Scenic Pointe Dr., Ste. 100
Draper, UT 84020
(801) 727-1000

HealthEquity, Inc. 2025 Proxy Statement	71

Other Matters

Q	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A
STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME.
If, at the close of business on the Record Date, your shares were registered directly in your name with American Stock Transfer & Trust Company, LLC (“AST”), our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.
BENEFICIAL OWNERS: SHARES REGISTERED IN THE NAME OF A BROKER, BANK OR OTHER NOMINEE.
If, at the close of business on the Record Date, your shares were held not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see “What if I do not specify how my shares are to be voted?” for additional information.

Q	Do I have to do anything in advance if I plan to attend the Annual Meeting?

A
STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME.
If you were a stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to attend and/or vote your shares at the Annual Meeting, but you will need to log in with your 16-digit control number (found on your proxy card, the stockholder meeting notice).
BENEFICIAL OWNERS: SHARES REGISTERED IN THE NAME OF A BROKER, BANK OR OTHER NOMINEE.
If you were a beneficial owner whose shares were registered in the name of a broker, bank or other nominee at the close of business on the Record Date, you may not vote your shares online at the Annual Meeting unless you obtain a “legal proxy” from such broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy by visiting: www.virtualshareholdermeeting.com/HQY2025.
Please note that you may not make any audio or video recordings of the Annual Meeting, live stream the Annual Meeting or take any photographs of the Annual Meeting.

Q	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

A
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of delivery of proxy materials in printed form. However, if you received a Notice of Internet Availability of Proxy Materials and wish to receive proxy materials in printed or electronic form for this or future stockholder meetings, you may so request prior to June 1, 2025 by (1) visiting www.ProxyVote.com, (2) calling 1-800-579-1639, or (3) sending an email to sendmaterial@proxyvote.com. If sending an email, please include your control number in the subject line. Unless requested, you will not otherwise receive a paper or email copy.
A separate copy will be promptly provided following receipt of your request.

Q	What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

A	If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

72	HealthEquity, Inc. 2025 Proxy Statement

Other Matters

Q	How do I vote and what are the voting deadlines?

A
STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME.
If you are a stockholder of record, you can vote in one of the following ways:
•You may vote via the Internet or by telephone. To vote via the Internet or by telephone, follow the instructions provided in the Notice. If you vote via the Internet or by telephone, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 25, 2025. Alternatively, you may request a printed proxy card prior to June 1, 2025 by (1) visiting www.ProxyVote.com, (2) calling 1-800-579-1639, or (3) sending an email to sendmaterial@proxyvote.com. If sending an email, please include your control number in the subject line. Please follow the instructions under the heading “You may vote by mail” immediately below.
•You may vote by mail. If you have received printed proxy materials by mail and would like to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it to the tabulation agent in the enclosed postage-paid envelope so that it is received no later than 11:59 p.m. Eastern Time on June 25, 2025. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors.
•You may vote at the Annual Meeting. If you plan to attend the Annual Meeting, you may vote by logging in with your 16-digit control number (found on your proxy card, the stockholder meeting notice, or in an email you previously received from Broadridge). If you do not have your 16-digit control number, please contact Broadridge by (1) visiting www.ProxyVote.com, (2) calling 1-800-579-1639, or (3) sending an email to sendmaterial@proxyvote.com. If sending an email, please include your control number in the subject line.
BENEFICIAL OWNERS: SHARES REGISTERED IN THE NAME OF A BROKER, BANK OR OTHER NOMINEE.
If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares at the Annual Meeting itself unless you obtain a legal proxy from your broker, bank or other nominee.

Q	Is my vote confidential?

A	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within HealthEquity or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote or to facilitate a successful proxy solicitation.

Q	What happens if I decide to attend the Annual Meeting, but I have already voted or submitted a proxy covering my shares?

A	You may still attend the Annual Meeting. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.

HealthEquity, Inc. 2025 Proxy Statement	73

Other Matters

Q	Can I change my vote or revoke my proxy?

A
STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME.
If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:
•entering a new vote by Internet or telephone;
•signing and returning a new proxy card with a later date;
•delivering a written revocation to our Corporate Secretary at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020, by 11:59 p.m. Eastern Time on June 25, 2025; or
•attending the Annual Meeting and voting online during the Annual Meeting.
BENEFICIAL OWNERS: SHARES REGISTERED IN THE NAME OF A BROKER, BANK OR OTHER NOMINEE.
If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

Q	What is the effect of giving a proxy?

A	Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder; however, if no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

Q	What if I do not specify how my shares are to be voted?

A	STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME.
If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:
•
 FOR the election of each of the nine directors nominated by our board of directors and named in this proxy statement as directors to serve until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified (Proposal No. 1)

	•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2026 (Proposal No. 2)
	•	FOR the approval, on a non-binding, advisory basis, of the fiscal 2025 compensation paid to our named executive officers, as described in this proxy statement (Proposal No. 3)
	•	In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting
BENEFICIAL OWNERS: SHARES REGISTERED IN THE NAME OF A BROKER, BANK OR OTHER NOMINEE.
If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors), and Proposal No. 3 (advisory vote on fiscal 2025 compensation paid to our named executive officers) are non-routine matters, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may, in its discretion, vote your shares with respect to Proposal No. 2 (ratification of appointment of independent registered public accounting firm) but may not vote your shares with respect to the other proposals. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes and how many votes are needed for approval of each proposal?” below.

74	HealthEquity, Inc. 2025 Proxy Statement

Other Matters

Q	How do I submit a question at the Annual Meeting?

A
If you wish to submit a question, beginning at 9:45 a.m. MT on the day of the Annual Meeting you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/HQY2025, type your question into the “Ask a Question” field, and click “Submit.” Questions must be briefly stated and cover only one topic per question. If multiple questions are submitted on the same topic, those questions will be grouped and answered collectively. In order to allow us to answer questions from as many stockholders as possible, we will limit each stockholder to one question. We reserve the right to exclude questions that are irrelevant to the business of the Company or of the Annual Meeting, are related to material non-public information, are not a matter of interest to stockholders generally, are related to pending or threatened litigation or investigations, are derogatory in nature, relate to personal matters or personal grievances, or are otherwise out-of-order or not otherwise suitable for the conduct of the Annual Meeting. Germane questions received during the Annual Meeting, and their related responses, will be posted on the Company’s investor relations website at https://ir.healthequity.com/annual-reports-and-proxies as soon as practicable following the Annual Meeting.

Q	What is a quorum?

A
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our by-laws and Delaware law. The presence, in person or by proxy, of the holders of record of a majority of voting power of the issued and outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of 86,630,923 shares of common stock issued and outstanding and there were no other shares of our capital stock outstanding, which means that 43,315,462 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. If there is no quorum, the chairman of the meeting or, if the chairman of the meeting so elects, the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, if any, date or time.

HealthEquity, Inc. 2025 Proxy Statement	75

Other Matters

Q	What are the effects of abstentions and broker non-votes and how many votes are needed for approval of each proposal?

A
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present for purposes of determining whether a quorum exists and will be entitled to vote at the Annual Meeting.
A broker non-vote occurs when a broker, bank or other nominee holding shares in street name for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. In tabulating the voting results for any of the proposals to be considered at the Annual Meeting, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any of the proposals to be considered at the Annual Meeting.
The following table describes the vote required to adopt each proposal at the Annual Meeting, and the manner in which votes will be counted:

	Proposal			Board Recommendation	Broker Discretionary Voting Allowed?	Effect of Abstentions	Effect of Broker Non-Votes

	1	Election of nine directors	A majority of the votes cast by the holders of shares of the Company’s common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon	FOR	No	No effect	No effect

	2	Ratification of appointment of independent registered public accounting firm	The vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon	FOR	Yes	Same effect as a vote against	N/A (brokers have discretion to vote)

	3	Non-binding advisory vote on fiscal 2025 compensation paid to our named executive officers	The vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon	FOR	No	Same effect as a vote against	No effect

76	HealthEquity, Inc. 2025 Proxy Statement

Other Matters

Q	How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

A
Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.
If you choose to access the proxy materials and/or vote via the Internet, you are responsible for any Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur.

Q	Will members of the board of directors attend the Annual Meeting?

A	We strongly encourage, but do not require, our board members to attend the Annual Meeting. Those who do attend will be available to answer appropriate questions from stockholders.

Q	How can I find out the results of the voting at the Annual Meeting?

A	Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

Q	How can I submit a recommendation of a director candidate for the 2026 annual meeting of stockholders?

A
Stockholders who wish to submit a recommendation of a director candidate for consideration by the nominating, governance and corporate sustainability committee for election at our 2026 annual meeting of stockholders may do so by submitting in writing such candidates’ names, in compliance with the procedures and along with the other information required by the nominating, governance and corporate sustainability committee’s Policies and Procedures for Director Candidates, to the Corporate Secretary at:
HealthEquity, Inc.
15 W. Scenic Pointe Dr., Ste. 100
Draper, UT 84020

HealthEquity, Inc. 2025 Proxy Statement	77

Other Matters

Q	How can I submit a stockholder proposal for consideration at the 2026 annual meeting of stockholders?

A
Stockholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2026 annual meeting of stockholders must submit their proposals by contacting the Corporate Secretary at:
HealthEquity, Inc.
15 W. Scenic Pointe Dr., Ste. 100
Draper, UT 84020
(801) 727-1000
Proposals must be received on or before February 26, 2026. In addition, all stockholder proposals requested to be included in the Company’s proxy statement and proxy card must also comply with the requirements set forth in the federal securities laws, including Rule 14a-8, in order to be included in the Company’s proxy statement and proxy card for the 2026 annual meeting of stockholders.
In addition, the Company’s by-laws establish an advance notice procedure with regard to certain matters, including nominations of persons for election as directors, to be brought before an annual meeting of stockholders. In accordance with our by-laws, for a matter not included in our proxy materials to be properly brought before the 2026 annual meeting of stockholders, a stockholder’s notice of the matter that the stockholder wishes to present must be delivered to the Corporate Secretary at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020, not less than 90 nor more than 120 days prior to the first anniversary of the Annual Meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than February 26, 2026, and no later than March 28, 2026. If the date of the 2026 annual meeting of stockholders is more than 30 days earlier or later than the anniversary date of the Annual Meeting, notice must be received not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. A nomination or other proposal will not be considered if it does not comply with the notice procedures and the other requirements set forth in our by-laws, including, as appropriate, those set forth in Rule 14a-19 of the Exchange Act. Copies of the Company’s by-laws may be obtained free of charge by contacting the Corporate Secretary at:
HealthEquity, Inc.
15 W. Scenic Pointe Dr., Ste. 100
Draper, UT 84020
(801) 727-1000

Company Website
We maintain a website at www.healthequity.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *

78	HealthEquity, Inc. 2025 Proxy Statement

Exhibit A
Non-GAAP Financial Information
To supplement our financial information presented on a GAAP basis, we disclose Adjusted EBITDA, which is a non-GAAP financial measure. We define Adjusted EBITDA, which is a non-GAAP financial metric, as earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.
This non-GAAP financial measure should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. The Company cautions investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. Whenever we use a non-GAAP financial measure, we provide a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measure and the reconciliation of the non-GAAP financial measure to its most directly comparable GAAP financial measure as detailed in the tables below.
Net Income Reconciliation to Adjusted EBITDA

	Year ended January 31,
(in thousands)	2025	2024

Net income	$96,703	$55,712
Interest income	(13,914)	(12,138)
Interest expense	60,634	55,455
Income tax provision	19,331	19,328
Depreciation and amortization	50,573	60,315
Amortization of acquired intangible assets	111,878	92,763
Stock-based compensation expense	96,425	77,151
Merger integration expenses	40,535	10,435
Amortization of incremental costs to obtain a contract	6,745	5,435
Costs associated with unused office space	3,244	4,179
Other	(403)	538
Adjusted EBITDA	$471,751	$369,173

HealthEquity, Inc. 2025 Proxy Statement	A-1

SCAN TO VIEW MATERIALS & VOTE

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O HEALTHEQUITY, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HQY2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V73976-P33553

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HEALTHEQUITY, INC.

The Board of Directors recommends you vote FOR the following proposals:

Nominees:

	For	Against	Abstain
1a. Robert Selander	☐	☐	☐
1b. Scott Cutler	☐	☐	☐
1c. Stephen Neeleman, M.D.	☐	☐	☐
1d. Adrian Dillon	☐	☐	☐
1e. Evelyn Dilsaver	☐	☐	☐
1f. Debra McCowan	☐	☐	☐
1g. Rajesh Natarajan	☐	☐	☐
1h. Stuart Parker	☐	☐	☐
1i. Gayle Wellborn	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

V73977-P33553

HEALTHEQUITY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
JUNE 26, 2025

The stockholder(s) hereby appoint(s) Scott Cutler and Michael Newton, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of HealthEquity, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/HQY2025 at 10:00 a.m., Mountain Daylight Time on Thursday, June 26, 2025, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE